                                                                    EXHIBIT 10.1

                           NETWORK SERVICES AGREEMENT


         This is a NETWORK SERVICES AGREEMENT ("Agreement"), dated and effective this 12th day of May, 2000, by and between:

         HIGH SPEED ACCESS CORP.
         4100 E. MISSISSIPPI AVE., SUITE 1150
         DENVER, COLORADO 80246                       ("HSA")

                  and

         CHARTER COMMUNICATIONS, INC.
         12444 POWERSCOURT DR., SUITE 400
         ST. LOUIS, MO  63131                         ("CHARTER")


                                    RECITALS

         A. Charter owns and operates the radio frequency ("RF") cable television franchises and related hybrid fiber-coaxial landline distribution systems ("Cable Systems" or "Systems"), and provides Internet access and related services to certain cable subscribers (the "Charter Pipeline" service).

         B. HSA provides high-speed "data over cable" connectivity and related services to its customers through various sources, including, without limitation, cable television plants and systems.

         C. Charter wishes to retain HSA to provide to Charter certain residential Tier 2 and above technical support and NOC support in Charter's Systems in connection with Charter's deployment of Charter Pipeline upon the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree:

         1. DEFINITIONS.

         1.1 "Additional Committed Network Systems" means Committed Network Systems that Charter adds to EXHIBIT 3 pursuant to Section 2.4 hereof after the date of this Agreement and during the Term of this Agreement.

         1.2 "Applicable Law" means, with respect to any individual, partnership, limited liability company, corporation, trust, joint venture or other entity ("Person"), any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any federal, state or local authority that is applicable to or binding upon such Person or to which such Person is subject.

         1.3 "Cable Subscriber" means a cable TV subscriber or potential cable TV subscriber residing in a "home passed" (i.e., residence or commercial establishment) with access to a Committed Network System.

         1.4 "Charter" means Charter Communications, Inc., a Delaware corporation, and its affiliates and direct and indirect subsidiaries, and any successor company as may result from any merger or other business combination or reorganization of Charter Communications, Inc..

         1.5 "Charter Pipeline" means the Charter- branded Charter Pipeline on-line Internet access service offered by Charter to Data Subscribers for display on personal computers. Charter Pipeline shall not include IP telephony service, or any other services.

         1.6 "Charter Single Point of Contact" or "CSPOC" means Steven Silva, Senior Vice President of Corporate Development and Technology for Charter, or Jeff Jay, Director of New Product Development for Charter, or their respective nominees whose identities have been provided to HSA.

         1.7 "Committed Network Systems" means those Systems in which Charter is deploying and/or operating Charter Pipeline and has engaged HSA or will engage HSA to perform the HSA Network Services on behalf of Charter under this Agreement, and are listed on EXHIBIT 3 attached hereto or are added to EXHIBIT 3 as Additional Committed Network Systems.

         1.8 "Confidential Information" means any and all information emanating from either HSA's business or Charter's business in any form, including the terms and conditions of this Agreement, as well as all data, summaries, reports or information of all kinds, whether oral or written, acquired, devised or developed in any manner by either party, including without limitation, the Customer Lists and Charter's billing system data. The term "Confidential Information" shall not include information that is in the public domain; information known to the recipient party as of the date of this Agreement as indicated by the recipient's written records, unless the recipient party agreed to keep such information in confidence at the time of its receipt; and information properly obtained hereafter from a source who is not under an obligation of confidentiality with respect to such information; information independently developed by the receiving party through persons who have not had, either directly or indirectly, access or knowledge of such Confidential Information that can be verified by independent evidence; or information obligated to be disclosed under law or produced under a court order of competent jurisdiction or valid administrative or congressional subpoena.

         1.9 "Customer Lists" means the lists of Cable Subscribers and related subscriber and billing system information (i.e., name, address, phone number, other demographics, cable TV service level selection, etc.).

         1.10 "Data Subscriber" or "Active Data Subscriber" or "Charter PC Data Subscriber" means a residential, personal computer-based data Cable Subscriber who has subscribed and is provisioned to use Charter Pipeline as of the last day of any calendar month during the Term, regardless of whether they subscribe to cable TV service.


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         1.11 "First Network Services Agreement" means the Network Services
Agreement, dated November 25, 1998, by and between HSA and Charter Communications Holding Company, LLC, an affiliate of Charter.

         1.12 "HSA Network Services" means the residential Tier 2 and above technical support and NOC support services attributed to HSA in EXHIBIT 1 attached hereto and, if applicable, the deployment services attributed to HSA in
EXHIBIT 2 attached hereto.

         1.13 "HSA Single Point of Contact" or "HSPOC" means Tammy Smith, Vice President of Affiliate Relations - Charter.

         1.14 "Launch Date" means the date on which Charter commences billing for Charter Pipeline in a Committed Network System.

         1.15 "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, by and between HSA, Charter and Charter Communications Holding Company, LLC, an affiliate of Charter.

         1.16 "Specifications and Standards" means, collectively, the technical specifications and standards to which Charter's cable plant/head-ends must adhere in order for Charter Pipeline to be distributed and the facilities to function.

         1.17 "Warrant" means, as the context requires, the Amended Warrant and/or any Renewal Warrant, or the number of Warrant Shares issued or issuable under the Amended Warrant and/or any Renewal Warrant.

         1.18 Other Definitions. The following terms are defined in context in the paragraphs or Sections indicated:

          Capitalized Term                             Where defined
          ----------------                             -------------
"Additional Committed Network System Notice"      Section 2.4
"Amended Warrant"                                 Section 6.1
"Attainment Measures"                             Section 2.2.1 of EXHIBIT 2
"ATP" or "Authorization to Proceed"               Section 2.5
"Capacity Thresholds"                             Section M.1 of EXHIBIT 1
"Change"                                          Section 7.2
"Charter Operational Elements"                    Section 3.1
"Charter Parties"                                 Section 11.1
"Charter Termination Event"                       Section 13.2
"Claims"                                          Section 11.1
"Conversion Requirements"                         Section 13.4
"CPI-adjusted"                                    Section 8.4
"CSR"                                             ATTACHMENT 1-A to EXHIBIT 1
"Deployment Estimate"                             Section 8.3.1
"Deployment Services"                             Section 2.1 of EXHIBIT 2


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


"Deployment TTM Charges"                          Section 2.1 of EXHIBIT 2
"Expedite Fees"                                   Section N of EXHIBIT 1
"Force Majeure"                                   Section 16
"Head-End Record"                                 Section 2.2 of EXHIBIT 2
"HSA Network Services Charge"                     Section 6
"HSA Operational Elements"                        Section 4.1
"HSA Parties"                                     Section 11.3
"HSA Termination Event"                           Section 13.3
"Initial Term"                                    Section 7.1
"Intellectual Property Laws"                      Section 14.1.5
"Launch Fee"                                      Section 9.1
"Minimum Thresholds"                              Section H of EXHIBIT 1
"Miscellaneous TTM Charge"                        Section M.1. of EXHIBIT 1
"Non-Qualified Call" or "NQC"                     Section H of EXHIBIT 1
"NQC Charges"                                     Section H of EXHIBIT 1
"NQC Notice Period"                               Section H of EXHIBIT 1
"Person"                                          Section 1.2
"Proceeding"                                      Section 11.7
"QOS Requirements"                                Section I.1. of EXHIBIT 1
"Qualified Call"                                  Section H of EXHIBIT 1
"Replacement System"                              Section 9.2.
"RF"                                              Preamble paragraph A
"Second Anniversary"                              Section 2.3
"Site Survey"                                     Section 2.2 of EXHIBIT 2
"SPOC" or "SPOCs"                                 Section I of EXHIBIT 1
"Statement"                                       Section 8.5
"Systems" or "Cable Systems"                      Preamble paragraph A
"Termination Fee"                                 Section 13.5
"Term"                                            Section 7.1
"Ticket"                                          Section H of EXHIBIT 1
"TTM"                                             Section A.1. of EXHIBIT 1
"VAR Support Call"                                Section L of EXHIBIT 1
"Warrant Shares"                                  Section 13.1.2 2.



   2. EXCLUSIVE RIGHT TO PROVIDE HSA NETWORK SERVICES/AUTHORIZATIONS TO PROCEED.

         2.1 Subject to the terms and conditions of this Agreement, Charter hereby grants and licenses to HSA for the Term, and HSA accepts from Charter for the Term, the sole and exclusive right and privilege to provide the HSA Network Services described in EXHIBIT 1 hereto in the Committed Network Systems; provided, that such right shall not be an exclusive right in any System (i) previously launched, for which there are existing services as of the date of this Agreement, (ii) acquired by Charter in the future, for which there are existing services as of the date of the acquisition of such System, and (iii) where it is reasonably necessary to comply with any statutes, regulations or court orders; provided further, that, in the case of clauses (i) and (ii), such right shall not be an exclusive right only until such time as the


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


provider of such existing services no longer provides the services or is otherwise transitioned out as a provider of such services.

         2.2 HSA agrees that, in the geographic areas where HSA and Charter do business together under this Agreement, it will devote all of its business activities exclusively as a provider to Charter of the HSA Network Services.

         2.3 Charter shall not be required to commit any particular System so long as Charter commits and releases to HSA (as described in Section 2.5 below) Systems containing at least (i) an aggregate of 2,000,000 homes passed (including all homes passed in systems previously committed by Charter to HSA, other than full turnkey systems) on or prior to May 12, 2001, (ii) an aggregate of 3,500,000 homes passed (including all homes passed in systems previously committed by Charter to HSA, other than full turnkey systems) on or prior to May 12, 2002 (the "Second Anniversary"), and (iii) an aggregate of 5,000,000 homes passed (including all homes passed in systems previously committed by Charter to HSA, other than full turnkey systems) on or prior to May 12, 2003. Homes passed in Systems previously committed by Charter to HSA pursuant to prior agreements or arrangements between Charter and HSA, other than full turnkey systems, may be included, at Charter's option, for purposes of satisfying the goals set forth in the preceding sentence.

         2.4 During the Term, Charter shall have the right to designate Additional Committed Network Systems. Such right shall extend to any and all Cable Systems now owned or hereafter owned, acquired or managed by Charter, and shall be exercised by written notice from the Charter Single Point of Contact to the HSA Single Point of Contact (an "Additional Committed Network System Notice"); provided, that in any Committed Network System or Additional Committed Network System where services similar to the HSA Network Services are already being performed by Charter or some other third party, Charter and HSA shall agree on a case-by-case basis, to the terms and conditions for converting such System for HSA Network Services, but only to the extent Charter and HSA determine that there is a conversion process necessary.

         2.5 Notwithstanding the foregoing, HSA shall not deploy or perform HSA Network Services for any Committed Network System unless and until such Committed Network System has been released to HSA under an "Authorization to Proceed" or "ATP" signed by the Charter Single Point of Contact as Systems are certified by Charter as ready to provide personal computer-based data services to residential customers. Charter will use its best efforts to provide HSA with a projected list of scheduled Launch Dates for the following year.

         2.6 Charter and HSA agree that, upon the execution and delivery of this Agreement, the Montivallo and Gardendale, Alabama systems shall be placed on
EXHIBIT 3 hereto and deemed for all purposes to be Committed Network Systems under this Agreement, and that the Additional System Notice and Partial HSAC Services Supplement, dated April 28, 1999, between HSA and Charter is hereby revoked and cancelled in all respects without penalty to either party.


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     3. GENERAL OBLIGATIONS OF CHARTER. Charter covenants and agrees to:

         3.1 perform the services and operational elements described in EXHIBIT 1 and, if applicable, EXHIBIT 2 (the "Charter Operational Elements") in accordance with industry standards and the terms of this Agreement;

         3.2 maintain all connection interfaces of the Charter facilities to the Committed Network Systems, operate, and maintain and repair its RF-plant/system (including, without limitation, all coaxial cable, head-end equipment, connectors, amplifiers, passive devices/splitters, etc.) at its own cost and expense in accordance with cable plant specifications as prescribed by FCC Part 76 regulations, and repair all line cuts and eliminate signal ingress, egress, leakage or interruptions in the Committed Network System affecting more than 100 customers that cause variances from such specifications, i.e., to the extent a service failure is traceable to an RF plant defect or malfunction, Charter will provide technical personnel within 4 hours or less (or as soon as commercially practicable) to repair and/or respond to such service failure;

         3.3 operate one or more customer support/call centers on a 24 x 7 basis accessible by toll-free telephone number staffed with an adequate number of trained representatives to respond to calls and resolve inquiries from Data Subscribers in the Committed Network Systems regarding Tier 1 troubleshooting and support as set forth in EXHIBIT 1 (including ATTACHMENT 1-A thereto), billing and video/RF plant service failures, and escalate Qualified Calls to HSA;

         3.4 operate its billing systems to invoice Data Subscribers and remit to HSA the HSA Network Service Charges, NQC Charges (if any), Deployment TTM Charges (if any), and Miscellaneous TTM Charges (if any) as provided in Section 8 and EXHIBIT 1 and, if applicable, EXHIBIT 2; and

         3.5 comply with all Applicable Laws.

     4. GENERAL OBLIGATIONS OF HSA. HSA covenants and agrees:

         4.1 to perform the service and operational elements described in
EXHIBIT 1 and, if applicable, EXHIBIT 2 (the "HSA Operational Elements") on behalf of Charter in respect of the Committed Network Systems in accordance with the terms of this Agreement;

         4.2 that the HSA Network Services to be performed, the level of performance thereof and the prices to be charged therefor shall at all times conform to industry standards and shall be at least comparable to, and remain competitive with, the type of, performance level of and price of services provided by other providers of services similar to the HSA Network Services;

         4.3 that if HSA offers services comparable to the HSA Network Services to other parties, it shall extend the same price and terms for such services to Charter;

         4.4 to operate one or more 365 x 24 x 7 customer support/call center(s) and data centers (NOCs) accessible by toll-free telephone number staffed with an adequate number of trained


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

representatives to accept and resolve Qualified Calls/Tier 2 inquiries from Data Subscribers, all as more specifically set forth in EXHIBIT 1 (including ATTACHMENT 1-A thereto); and

         4.5 comply with all Applicable Laws.

     5. INTELLECTUAL PROPERTY.

         5.1 Charter acknowledges that the names and marks "HSA", "HSA Network", "High Speed Access Network", the "HSA Data Network" and other HSA logos, program names, trademarks, service marks, domain names, meta tags, programs, manuals, documentation, codes and other support materials covered by this Agreement or otherwise used by HSA, are the exclusive property of HSA. Charter has not and will not acquire any proprietary rights thereto by reason of this Agreement, and Charter shall have no rights to use such names, marks, logos, variations or titles except at the times and in a manner expressly approved by HSA.

         5.2 HSA acknowledges that the names and marks "Charter," "Charter Communications," "Wired World," "Charter Pipeline," "Charter Digital," "Chartercom.com" and "Charter.net," and other Charter-related logos, programs, names, trademarks, service marks, domain names, meta tags, programs, manuals, documentation, codes and other support materials covered by this Agreement or otherwise used by Charter or its affiliates, are the exclusive property of Charter or such affiliate. HSA has not and will not acquire any proprietary rights thereto by reason of this Agreement, and HSA shall have no rights to use such names, marks, logos, variations or titles except at the times and in a manner expressly approved by Charter.


     6. AMENDMENT TO CLASS A WARRANT AND CLASS B WARRANT.

         6.1 Simultaneously with the execution of this Agreement, Charter and HSA shall enter into an Amended and Restated Securities Purchase Warrant substantially in the form of EXHIBIT 5 hereto (the "Amended Warrant" that will amend and restate the Class A Securities Purchase Warrant No. R001, dated November 25, 1998 and Class B Securities Purchase Warrant No. R001, dated November 25, 1998.

         6.2 The Amended Warrant shall:

                  6.2.1 subject to approval by HSA's board of directors, provide for the issuance upon exercise by Charter (to the extent earned) of up to 12,000,000 shares (subject to adjustment) of Common Stock; par value $0.01, of HSA (the "Warrant Shares"), and entitle Charter to earn and purchase Warrant Shares in an amount equal to the number of Homes Passed in Committed Network Systems and Additional Committed Network Systems (i) on a .775 Warrant Share per every home passed basis at a strike price of Three Dollars and Twenty Three Cents ($3.23) per share (subject to adjustment) for an aggregate commitment of up to Five Million (5,000,000) homes passed under this Agreement (without reference to full turnkey systems committed by Charter to HSA under the First Network Services Agreement), (ii) on a 1.55 Warrant Share per every home passed basis at a strike price of Three Dollars and Twenty Three Cents ($3.23) per share (subject to adjustment) for additional homes passed under this

Agreement (without reference to full turnkey systems committed by Charter to HSA under the First Network Services Agreement), and (iii) on a 1.55 Warrant Share per every home passed basis for homes passed in systems committed by Charter to HSA under the First Network Services Agreement (without reference to homes passed under this Agreement);and

                  6.2.2 provide that Warrants earned under this Agreement shall vest (i.e., be eligible for exercise) at such time as the applicable home passed is or becomes part of a Committed Network System under Section 2 of this Agreement, provided that the Warrants earned under this Agreement may only be exercised to the extent of homes passed released for deployment under Section
2.5 hereof for HSA Network Services under an ATP (this condition applies only to Committed Network Systems and not to full turnkey systems under the First Network Services Agreement).

         6.3 Upon any renewal of this Agreement with respect to any or all of the Committed Network Systems for additional terms of five (5) years (each a "Renewal Term"), HSA will provide to Charter on the respective renewal date, additional securities purchase warrants (each a "Renewal Warrant") that will entitle Charter to earn and purchase Warrant Shares in an amount equal to the number of homes passed in Committed Network Systems on a one-half (.5) Warrant Share per every home passed basis at a strike price of Ten Dollars ($10.00) per share (subject to adjustment). The number of Warrant Shares subject to the Renewal Warrant shall be determined based upon the number of homes passed committed to HSA during the initial 5-year term and each 5-year renewal term.

         6.4 The Amended Warrant and Renewal Warrants earned under this Agreement shall be exercisable with respect to the Committed Network Systems covered under this Agreement for a period of seven and one-half (7 1/2) years after the date such rights are earned in each instance, and shall not expire until the right to purchase all Warrant Shares earned have been exercised or are no longer exercisable.

         6.5 As of June 30, 2000, and continuing on a quarterly basis thereafter, Charter shall deliver, and HSA shall agree to and accept, the Warrant Receipt (as defined in the Amended Warrant), in accordance with the terms of the Amended Warrant.

     7. TERM OF AGREEMENT; EXPIRATION.

         7.1 The term of this Agreement shall commence effective as of the date set forth in the preamble hereto, and continue for a term of five (5) years (the "Initial Term" and, together with any Renewal Terms, the "Term"), as long as HSA provides the HSA Network Services as set forth in this Agreement continuously throughout the Term, Charter's obligation to pay HSA Network Services Charges with respect to any particular Committed Network System committed to HSA during the term shall survive for a period of five (5) years from the date such Committed Network System is launched. Charter shall have the option to renew this Agreement for additional successive Renewal Terms on the same terms and conditions (except for the Launch Fee); provided, that Charter's obligation to pay HSA Network Services Charges with respect to that Committed Network System shall also be extended by an additional 5-year period; provided further, that the HSA Network Services Charges applicable to Committed Network Systems where Charter received a Launch Fee described in Section 8.1 hereof shall


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

be reduced during the Renewal Term such as to become equivalent with the HSA Network Services Charges applicable to Committed Network Systems described in
Section 8.2 hereof.

               7.2 For purposes of Section 7.1 above, (a) if a Committed Network System is expanded or a System that was not previously committed to HSA is added to such Committed Network System, or (b) if two or more Committed Network Systems are combined into one Committed Network System (any of the foregoing, a "Change"), HSA's obligation to provide the HSA Network Services and Charter's obligation to pay HSA Network Services Charges shall be extended in accordance with the following:

         (a) in the case of the expansion of a Committed Network System or the addition of a System that previously was not committed to HSA, the number of months added to the initial 5-year term shall be determined based on the following formula:

                      (AxB)/(B+C), where

                           A   =    the number of months expired from the date
                                    of launch under the initial 5-year term
                                    until the date of the Change,

                           B   =    the number of Homes Passed added to the
                                    Committed Network System as a result of the Change, and

                           C   =    the number of Homes Passed in the
                                    Committed Network System prior to the
                                    Change; and

         (b) in the case of the combination of two or more launched Committed Network Systems, the number of months added to the term of the first of such Committed Network Systems to be launched shall be determined based on the following formula:

                      (AxB)/(B+C), where

                           A   =    the difference in the number of months
                                    expired from the date of launch under the initial 5-year term until the date of the Change,

                           B   =    the number of Homes Passed in the
                                    Committed Network System launched last, and

                           C   =    the number of Homes Passed in the
                                    Committed Network System launched first.

         8. FEES FOR SERVICES. During the Term, Charter will compensate HSA for the HSA Network Services (the "HSA Network Services Charges") as follows:

               8.1 With respect to each Committed Network System for which HSA pays Charter a Launch Fee, Charter shall pay to HSA $7.50 per month per Charter PC Data Subscriber for the first year


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


from the date such Committed Network System is launched, and $8.31 per month (CPI-adjusted once annually) per Charter PC Data Subscriber for the following four (4) years thereafter.

         8.2 With respect to all other Committed Network Systems, Charter shall pay to HSA $7.50 per month (CPI-adjusted once annually after the first year) per Charter PC Data Subscriber for five (5) years from the date such Committed Network System is launched.

         8.3 In addition to the HSA Network Services Charges described in Sections 8.1 and 8.2 above, which charges HSA warrants will be, throughout the Term hereof, generally competitive with industry standards for the volume and scope of services provided, Charter will also compensate HSA for HSA Network Services that exceed the Minimum Thresholds (i.e., NQC Charges, VAR Support Calls) as set forth in EXHIBIT 1 hereto:

                  8.3.1 Any invoiced Deployment Services and Deployment TTM Charges (which may be billed on a completed or progress basis by HSA) shall be based upon estimates provided by HSA (i.e., a "Deployment Estimate") and approved/accepted by Charter (through the respective HSPOC and CSPOC) prior to performance. HSA's Deployment Estimates will be based upon and are qualified by the system questionnaire/Head-End Record information furnished by Charter. In the case where Charter selects HSA to perform Deployment Services prior to completion and receipt of the Head-End Record, HSA's Deployment Estimate will be based upon HSA's Site Survey results; and

                  8.3.2 Any invoiced Miscellaneous TTM Charge (which may be billed on a completed project or progress basis by HSA) shall be based upon an estimate provided by HSA and a standard rate card to be developed by HSA and approved/accepted by Charter (through the respective HSPOC and CSPOC) prior to performance.

         8.4 As used herein, "CPI-adjusted" means that effective as of May 1 of each calendar year during the Term for which a CPI adjustment is to be made to HSA Network Services Charges in Sections 8.1 and 8.2 hereof, the HSA Network Services Charge shall automatically be adjusted in accordance with changes in the Consumer Price Index, All Urban Consumers, All Items (1982-84 = 100) as published by the Bureau of Labor Statistics, U.S. Department of Labor (the "CPI"). The CPI figure for December 31, 1999 is established to be the base index figure. On or before March 1 of each calendar year during the Term for which a CPI adjustment is to be made, HSA shall provide Charter with a notice setting forth the CPI figure for the preceding calendar year (December 31) and the adjustment to the HSA Network Services Charges, effective as of May 1 of that year and continuing throughout the next twelve (12) months, which shall be an increase based on the percentage such CPI for the preceding calendar year has increased as compared with the base CPI figure. There shall be no adjustment if such CPI figure is lower than the base CPI figure;

         8.5 Within forty-five (45) days following the end of each and every calendar month during the Term thereof, Charter will deliver to HSA a statement (a "Statement") showing the computation of (identified by Committed Network System), and remit a check for, the HSA Network Services Charges, based on the number of Active Data Subscribers as of the month-end billing cycle and the books and records maintained by Charter in accordance with generally accepted accounting principles, consistently applied; provided, that if Charter's beta extends beyond 60 days in a particular Committed


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


Network System, Charter shall commence payment of the HSA Network Service Charges based on an assumed .3333% per month penetration.

         8.6 HSA will remit to Charter an invoice, which shall be reasonably detailed (and identified by Committed Network System), covering any discrepancies in HSA Network Services Charges previously paid by Charter, Miscellaneous TTM Charges, NQC Charges or VAR Support Call charges, or any agreed to Deployment Services or Deployment TTM Charges. Charter will remit to HSA a check for the amount of such invoice within forty-five (45) days following receipt of HSA's invoice. If Charter objects to any invoice delivered by HSA, Charter must notify HSA in writing within thirty (30) days following receipt thereof, setting forth in specific detail the basis for Charter's objection and Charter's proposal for any adjustments to the invoice. HSA and Charter shall seek in good faith to reach agreement within thirty (30) days following HSA's receipt of Charter's written notice of objection. If HSA and Charter are unable to reach agreement within such time period, then a "Big-5" accounting firm, as agreed upon by HSA and Charter (the "Third Party Accounting Firm"), shall be engaged to review the invoice and shall make a determination that represents either agreement with HSA or with Charter, or a compromise between such positions. The determination of the Third Party Accounting Firm shall be delivered as soon as practicable following the engagement of the Third Party Accounting Firm, and shall be final, conclusive and binding upon HSA and Charter. The non-prevailing party shall pay the fees and expenses of the Third Party Accounting Firm.

         8.7 Subject to twenty (20) business days advance notice, during the Term hereof and for one year thereafter, each party or its authorized representatives may, at its own expense, visit the other party's offices during regular business hours, subject to suitable protections relating to confidentiality and non-disclosure, to inspect books and records to the extent necessary to verify fees due hereunder. If any audit of Statements, or invoices undertaken in accordance with this paragraph discloses a discrepancy, the audited party shall pay such amount to the auditing party as shall be due them, and if the audit discloses a ten percent (10%) or greater discrepancy, the audited party shall also reimburse the auditing party for all costs incurred by the auditing party in connection with such audit. Such examination shall be limited to fees payable during the then current calendar year and prior calendar year. Each party shall have the right to audit the final calendar year of the Agreement up to one year after the expiration or termination of the Agreement.

     9. LAUNCH FEES.

         9.1 With respect to each Committed Network System launched or intended to be launched on or before the Second Anniversary, within forty-five (45) days of HSA's receipt of an ATP for such Committed Network System, HSA will pay Charter, at Charter's option (as specified on the ATP), a launch fee (the "Launch Fee") of $3.00 per home passed by such Committed Network System; provided, that with respect to the Committed Network Systems in Long Beach and St. Louis, the aggregate amount of such Launch Fee shall be $1,000,000.00 for each such Committed Network System.

         9.2 Charter shall refund such Launch Fee to HSA with respect to a particular Committed Network System if (i) such Committed Network System is not launched by November 30, 2002, or (ii) Charter withdraws such Committed Network System prior to the expiration of this

Agreement for any reason other than an HSA Termination Event; provided, however, that Charter shall not be required to refund any Launch Fee to HSA with respect to any Committed Network System so withdrawn by Charter if (x) within three (3) months after the date of such withdrawal, Charter commits to HSA a replacement System or Systems with a comparable number of homes passed and active Charter PC Data Subscribers (such System or Systems, a "Replacement System"), (y) in the case where a Committed Network System is withdrawn by Charter because it has been acquired by a third party, such third party retains HSA as a provider of HSA Network Services for that System on terms that are not materially less favorable to HSA than the terms of Agreement, or (z) Charter pays the Termination Fee to HSA with respect to such System. HSA shall not be required to pay a Launch Fee on Replacement Systems.

     10. CONFIDENTIAL INFORMATION.

         10.1 Each party agrees that it shall not, during or after the Term of this Agreement, permit the duplication, use, or disclosure of any Confidential Information to any person (other than an employee, agent, or representative of the other party who must have such information for the performance of its obligation hereunder), unless such duplication, use or disclosure is specifically authorized by the other party in writing. Without limiting the generality of the foregoing, each party shall (a) not disclose any Confidential Information to any third person without the express written consent of the other party; (b) not use, directly, indirectly, or in concert with any other person, any Confidential Information for any purpose other than the performance of their obligations under this Agreement; (c) use reasonable diligence, and in no event less than that degree of care that such party uses in respect to its own confidential information of like nature, to prevent the unauthorized disclosure or reproduction of such information. Without limiting the generality of the foregoing, to the extent that this Agreement permits the copying of Confidential Information, all such copies shall bear the same confidentiality notices, legends, and intellectual property rights designations that appear in the original versions.

         10.2 Any party obligated to disclose information under law or to produce information under a court order of competent jurisdiction or valid administrative or congressional subpoena shall give notice thereof to the other party and shall reasonably cooperate with any attempt by the party so notified to enjoin such disclosure or production of information.

         10.3 HSA may for tax, audit and statutory compliance purposes retain a computer filecopy of Charter's Customer Lists or other accumulated customer care information until such time as HSA's regular procedures for elimination of such data would normally delete or destroy such information, provided that HSA shall maintain the confidentiality of such information and not utilize such information for its own commercial purposes.

     11. INDEMNITIES.

         11.1 HSA agrees to indemnify and save harmless Charter and its officers, directors, employees, agents, representatives, affiliates, successors and assigns (collectively, the "Charter Parties") from any liabilities, lawsuits, penalties, claims or demands finally awarded or settled (including the costs, expenses and reasonable attorneys' fees on account thereof) (collectively, "Claims") that may be made for injuries, including death to persons, resulting from (i) HSA's negligent or willful acts or omissions or those of persons employed by HSA, or (ii) any equipment owned and employed by HSA to provide the HSA Network Services so long as the injury was not caused by the injured person.

         11.2 HSA agrees to indemnify and save harmless the Charter Parties from any Claims arising out of or in connection with HSA's breach (or alleged breach) of any covenants, warranties or representations made herein.

         11.3 Charter agrees to indemnify and save harmless HSA and its officers, directors, employees, agents, representatives, affiliates, successors and assigns (collectively, the "HSA Parties"), from any Claims that may be made for injuries, including death to persons, resulting from (i) Charter's negligent or willful acts or omissions or those of persons employed by Charter, or (ii) any equipment owned and employed by Charter to provide Charter Pipeline so long as the injury was not caused by the injured person.

         11.4 Charter agrees to indemnify and save harmless HSA from any Claims arising from Charter's management, operation and control of Charter Pipeline.

         11.4 Charter agrees to indemnify and save harmless the HSA Parties from any Claims arising out of or in connection with Charter's breach (or alleged breach) of any covenants, warranties or representations made herein.

         11.5 HSA agrees to indemnify and save harmless the Charter Parties from any Claims arising from HSA's management, operation, control or provision of the HSA Network Services.

         11.6 Any person or entity entitled to indemnification hereunder shall promptly notify the indemnifying party of any action, suit, proceeding or investigation ("Proceeding") for which the indemnification is sought, provided that any failure to so notify the indemnifying party will not relieve the indemnifying party from any liability or obligation which it may have to any indemnified party except to the extent of any material prejudice to the indemnifying party resulting from such failure. If any Proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, within fifteen (15) days after notice shall have been given to it by the indemnified party pursuant to the preceding sentence. Each indemnified party will be obligated to cooperate reasonably with the indemnifying party, at the expense of the indemnifying party in connection with such defense and the compromise or settlement of any such Proceeding. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which events such fees and expenses shall be borne by the indemnifying party. Anything in this Section 11 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement or any claim or action effected without its written consent; provided, however, that such consent shall not be unreasonably withheld.

     12. Limitation of Liability and Disclaimer of Warranty.

         12.1 NOTWITHSTANDING THE INDEMNITIES SET FORTH IN SECTION 11 ABOVE, AND EXCEPT FOR CHARTER'S PAYMENT OF THE TERMINATION FEE (IF APPLICABLE) AND EXCEPT AS OTHERWISE SET FORTH IN SECTION 13 HEREOF, IN NO EVENT SHALL HSA AND CHARTER BE LIABLE TO ONE ANOTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS ARISING FROM OR RELATED TO THE BREACH OF THIS AGREEMENT, EVEN IF HSA OR CHARTER HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CHARTER AND HSA WILL EACH MAINTAIN APPROPRIATE POLICIES OF INSURANCE STANDARD IN THE INDUSTRY RELATING TO GENERAL LIABILITY, CASUALTY AND WORKERS COMPENSATION INSURANCE TO COVER THEIR RESPECTIVE EMPLOYEES AGAINST INJURY TO THEMSELVES OR OTHERS AND CASUALTY ACCIDENTS WHILE WORKING ON OR IN THE OTHER'S PREMISES/SYSTEMS.

         12.2 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, HSA'S AND CHARTER'S LIABILITIES TO ONE ANOTHER (EXCEPT FOR THE PAYMENT OF ANY APPLICABLE TERMINATION FEE AND EXCEPT AS OTHERWISE SET FORTH IN SECTION 13 HEREOF) UNDER THIS AGREEMENT, WHETHER UNDER CONTRACT LAW, TORT LAW, OR OTHERWISE, SHALL BE LIMITED TO THE ACTUAL AMOUNT OF DAMAGES (AS LIMITED BY SECTION 11 ABOVE) INCURRED BY CHARTER OR HSA.

     13. TERMINATION EVENTS; EFFECT OF TERMINATION; OTHER.

         13.1 Termination Events. The following shall be deemed "Termination Events":

                  13.1.1 HSA fails to perform the HSA Network Services with respect to a particular Committed Network System, or with respect to a material number of Data Subscribers within a Committed Network System, or fail to comply with the performance specifications for the HSA Network Services or commits a material breach of this Agreement, the Amended Warrant or the Registration Rights Agreement, and has not cured such failure or breach to Charter's reasonable satisfaction within sixty (60) after Charter has provided HSA with written notice of such failure or breach;

                  13.1.2 HSA becomes insolvent, or a petition under any bankruptcy act shall be filed by or against HSA (which petition shall not have been dismissed within thirty (30) days thereafter), or HSA executes an assignment for the benefit of creditors, or a receiver is appointed for HSA or its assets, or HSA takes advantage of any insolvency or any like statute;

                  13.1.3 HSA merges with another party or experiences a change in control. For the purpose of this Section 13.1.3, a "change in control" shall occur if (i) any Person or any Persons acting together that would constitute a "group" (a "Group)") for purposes of Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto, together with any Affiliates or

Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of voting stock of HSA, (ii) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the board of directors of HSA such that such nominees, when added to any existing director remaining on the board of directors of HSA after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the board of directors of HSA, and (iii) the Chief Executive Officer of HSA on the date hereof shall no longer be employed by HSA in such capacity; provided, that any event described in clause (i) or (ii) above will not constitute a "change of control" where the relevant Person or Group, together with any relevant Affiliates or Related Persons, consists exclusively of HSA, any Affiliate or any Person who is an officer, director or 10% shareholder of HSA or any Affiliate (or an entity controlled by any of the foregoing) as of the date of this Agreement. For the purposes of this definition, (a) the term "Person" shall include an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, (b) the term "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified, and (c) a "Related Person" of any Person means any other Person directly or indirectly owning (1) 5% or more of the outstanding common stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person), or (2) 5% or more of the combined voting power of the voting stock of such Person;

                  13.1.4 Charter defaults in any material respect in the performance of any of its obligations hereunder, and has not cured such default to HSA's reasonable satisfaction within sixty (60) after HSA has provided Charter with written notice of such default; or

                  13.1.5 Charter becomes insolvent, or a petition under any bankruptcy act shall be filed by or against Charter (which petition shall not have been dismissed within thirty (30) days thereafter), or Charter executes an assignment for the benefit of creditors, or a receiver is appointed for Charter or its assets, or Charter takes advantage of any insolvency or any like statute.

         13.2 HSA Remedies. In addition to all of HSA's other rights and remedies at law or equity as limited by Section 12 hereof, HSA has the right to
(i) terminate this Agreement, (ii) renegotiate this Agreement, (iii) refuse to provide HSA Network Services to, or withdraw HSA Network Services from, a particular Committed Network System, if there has been a Termination Event as set forth in Sections 13.1.4 or 13.1.5 hereof (each, a "Charter Termination Event"). HSA's selection of any one of these remedies shall not preclude HSA from selecting any other of such remedies for the same or other Charter Termination Event. In the event that a Charter Termination Event occurs which is limited to a particular Committed Network System, HSA may exercise the forgoing rights only with respect to the Committed Network System in question and not this entire Agreement.

         13.3 Charter Remedies. In addition to all of Charter's other rights and remedies at law or equity as limited by Section 12 hereof, if there has been a Termination Event as set forth in Sections 13.1.1, 13.1.2 or 13.1.3 hereof (each, an "HSA Termination Event"), Charter has the right, at its option, to (i) terminate this Agreement, (ii) renegotiate this Agreement, or (iii) withdraw such Committed Network

System or such Data Subscribers, and elect to provide the service directly or through another provider; provided, that Charter shall not be required to pay the HSA Network Services Charges with respect to any such Committed Network System from the date Charter terminates the HSA Network Services with respect to that Committed Network System, and Charter shall retain the Launch Fee, if any, and all Warrants under the Amended Warrant and any Renewal Warrants earned prior to the termination date with respect to such Committed Network System. Charter's selection of any one of these remedies shall not preclude Charter from selecting any other of such remedies for the same or other HSA Termination Event. In the event that an HSA Termination Event occurs which is limited to a particular Committed Network System, Charter may exercise the forgoing rights only with respect to the Committed Network System in question and not this entire Agreement.

         13.4 Actions upon Termination. Except as set forth in Section 13.5 to the contrary, upon any termination or cancellation of this Agreement as to a particular Committed Network System for any reason whatsoever: (i) such Committed Network System shall be removed from EXHIBIT 3 and from this Agreement, (ii) HSA shall comply with the Conversion Requirements (defined below) with respect to such Committed Network System; and (iv) HSA shall transfer to Charter all Confidential Information, Customer Lists, and any data related to or about the Data Subscribers relating to the applicable Committed Network Systems. As used herein, "Conversion Requirements" means that HSA will continue to provide the HSA Network Services to Charter (at Charter's cost on a direct or pass-through basis from HSA) for a period of not less than 160 days from the termination date, and will work with Charter to transition Data Subscribers to any services Charter may offer directly or through another service provider.

         13.5 Termination other than for an HSA Termination Event. In the event Charter, prior to the expiration of this Agreement, terminates this Agreement in whole or in part with respect to a particular Committed Network System or withdraws a particular Committed Network System that has been committed to HSA under an ATP for any reason other than an HSA Termination Event, Charter shall pay to HSA a termination fee (the "Termination Fee") equal to the number of Homes Passed in the affected Committed Network Systems times:

         (i)      $5.00 if termination occurs in months 1-12 from the Launch
                  Date;

         (ii)     $4.00 if termination occurs in months 13-24 from the Launch
                  Date;

         (iii)    $3.00 if termination occurs in months 25-36 from the Launch
                  Date;

         (iv)     $2.00 if termination occurs in months 37-48 from the Launch
                  Date; or

         (v)      $1.00 if termination occurs in months 49-60 from the Launch
                  Date;

provided that Charter shall not be required to pay the Termination Fee with respect to such Committed Network System if (a) Charter continues to pay to HSA the HSA Network Services Charges and, within three (3) months after the date of such withdrawal, commits a Replacement System to HSA, with respect to which HSA shall provide the HSA Network Services for the balance of the 5-year term of the withdrawn Committed Network System plus the number of months that elapsed between the withdrawal of the original Committed Network System and the commitment of a Replacement System, or (b) a third-party retains HSA as a provider of services for that Committed Network System on terms that are not materially less favorable to HSA than the terms of this Agreement; provided further, that, whether

Charter pays such Termination Fee or is not required to pay such Termination Fee under either clause (a) or (b) above, Charter shall retain the Launch Fee, if any, and any and all Warrants earned under the Amended Warrant and any Renewal Warrant, with respect to such Committed Network System.

     14. REPRESENTATIONS AND WARRANTIES.

         14.1 HSA Representations and Warranties. HSA hereby represents and warrants to Charter as follows:

                  14.1.1 HSA is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and is duly qualified to do business as a foreign corporation in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not have a material adverse effect on its business.

                  14.1.2 HSA's execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action, and this Agreement constitutes a legally valid and binding obligation of HSA enforceable in accordance with its terms, except as may be affected by laws relating to bankruptcy or insolvency or the application by a court of equitable principles.

                  14.1.3 HSA's execution, delivery, and performance of this Agreement shall not violate, conflict with and/or result in a breach or default under HSA's certificate of incorporation, bylaws or other charter documents, or any judgment, award, decree, agreement or other instrument to which HSA is a party.

                  14.1.4 No approval, authorization, consent, or order or filing with any court, or governmental or administrative agency or any third party is required in order for HSA to enter into, deliver, and perform this Agreement and the transactions contemplated herein.

                  14.1.5 HSA either owns or has properly licensed all rights under patent, copyright, trademark, trade secret, and other domestic and foreign intellectual property laws (collectively, "Intellectual Property Laws") that are necessary or required to perform the HSA Network Services, including, without limitation, equipment, software and software licenses that HSA shall use or shall provide in connection with the HSA Network Services to be performed by HSA hereunder. HSA's provision and/or operation of the HSA Network Services shall not violate or infringe any Intellectual Property Laws or violate or infringe any rights of third parties.

         14.2 Charter Representations and Warranties. Charter hereby represents and warrants to HSA as follows:

                  14.2.1 Charter is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in all jurisdictions in which it conducts its business, except where the failure to be so qualified would not have a material adverse effect on its business.

                  14.2.2 Charter's execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action, and this Agreement constitutes a legally valid and binding obligation of Charter enforceable in accordance with its terms, except as may be affected by laws relating to bankruptcy or insolvency or the application by a court of equitable principles.

                  14.2.3 Charter's execution, delivery, and performance of this Agreement shall not violate, conflict with and/or result in a breach or default under its certificate of incorporation, bylaws or other charter documents, or any judgment, award, decree, agreement or other instrument to which it is a party.

                  14.2.4 No approval, authorization, consent, or order or filing with any court, or governmental or administrative agency or any third party is required in order for it to enter into, deliver, and perform this Agreement and the transactions contemplated herein.

                  14.2.5 Charter either owns or has properly licensed all rights under Intellectual Property Laws that are necessary or required to offer and operate Charter Pipeline, including, without limitation, equipment, software, software licenses or content that Charter shall use or shall provide in connection with the Charter Pipeline. Charter's provision and/or operation of Charter Pipeline shall not violate or infringe any Intellectual Property Laws or violate or infringe any rights of third parties.

         15. INDEPENDENT CONTRACTORS. All work performed by any party in connection with the HSA Network Services described in this Agreement shall be performed by such party as an independent contractor and not as the agent, employee, joint venturer or partner of the other party. All persons furnished by any party hereto shall be for all purposes be solely such party's employees or agents and shall not be deemed to be employees of the other party for any purpose whatsoever. Each party hereto shall furnish, employ and have exclusive control of all persons to be engaged in performing their respective services under this Agreement and shall prescribe and control the means and methods of performing such services by providing adequate and proper supervision. Nothing contained herein shall be deemed to create a relationship of joint venture, associates, principal and agent or partnership between the parties hereto and neither party shall hold itself out of the contrary. Each party is acting as principal hereunder.

         16. FORCE MAJEURE. Neither party shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, lightning, embargo, government requirement, riots or civil commotion, acts of civil or military authority, strikes or other labor unrest, shortages of materials or supplies, power failures/surges, acts or omissions of global internet Access providers or telecom carriers/utilities, acts of God or other similar causes or contingencies beyond its reasonable control (i.e., a "Force Majeure"). Such party's performance of its obligations hereunder shall be suspended during such period; provided, that such party shall be obligated to use commercially reasonable efforts to cure any such delay or failure to perform as promptly as possible to the extent it relates to its portion of the general obligations under this Agreement; provided, further, that the party invoking the protections herein stated shall as soon as reasonably practicable, give the other party notice of the event and a projection of the period in which such party expects to effect a cure.

         17. ASSIGNMENT. HSA shall not have the right to assign this Agreement to any Person without the prior written consent of Charter, except that HSA may, without Charter's consent, assign its rights, but not its obligations, to a subsidiary of HSA; provided, that no such assignment shall relieve HSA of liability for its obligations under this Agreement. Charter may assign this Agreement to any Person, and this Agreement shall be binding and inure to the benefit of its successors and assigns. Each party shall be permitted to collaterally assign and grant a security interest in its contract rights arising under this Agreement to secure financing from its commercial lenders. All assignments in contravention of this Section 17 shall be null and void and of no force and effect. Either party shall provide the other party with thirty (30) days prior written notice of any permitted assignment hereunder.

         18. AMENDMENTS, MODIFICATIONS, OR SUPPLEMENTS. The parties may amend, modify or supplement this Agreement provided that it is done in writing signed by the authorized representatives of each party and all such changes reference this Agreement and identify the specific articles or sections to be amended, modified, or supplemented.

         19. NOTICES. All notices, demands, or other communications herein provided to be given or that may be given by any party to the other shall be deemed to have been duly given when made in writing and delivered in person, or upon receipt, if: (a) deposited in the U.S. mail, postage prepaid, certified mail, return receipt requested; or (b) sent by nationally recognized overnight courier, and addressed as follows:

               Notices to HSA:       HIGH SPEED ACCESS CORP.
                                     4100 E. Mississippi Ave., Suite 1150
                                     Denver, CO  80246
                                     Attn:    Dan O'Brien, CEO
                                     Phone:   303-256-2000, fax:  303-256-4558

               With a copy to:       HIGH SPEED ACCESS CORP.
                                     4100 East Mississippi Ave., Suite 1150
                                     Denver, CO  80246
                                     Attn:    John G. Hundley, General Counsel
                                     Phone:   502-515-3342, fax:  502-515-3101

               Notices to Charter:   CHARTER COMMUNICATIONS, INC.
                                     12444 Powerscourt Dr., Suite 400
                                     St. Louis, MO  63131
                                     Attn:    Steven E. Silva
                                     SVP of Technology
                                     Phone:   314-965-0555
                                     Fax:     314-909-0801

               With a copy to:       CHARTER COMMUNICATIONS, INC.
                                     12444 Powerscourt Dr., Suite 400
                                     St. Louis, MO  63131
                                     Attn:    Curt Shaw, Senior Vice President
                                              and General Counsel
                                     Phone:   314-965-0555
                                     Fax:     314-965-8793

or to such address as the parties may provide to each other in writing from time to time.

         20. OBLIGATIONS TO SURVIVE. The parties recognize and agree that the obligations of the other party under Sections 1, 5, 6, 10, 11, 12, 13, 15 and 17 through 30 of this Agreement shall survive the termination or expiration of this Agreement.

         21. GOVERNING LAW. The validity, construction, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws (without reference to the conflicts of laws rules) of the State of Delaware.

         22. EQUITABLE RELIEF. HSA acknowledges that the HSA Network Services set forth herein are of a special, unique and extraordinary character which gives it a peculiar value, the loss of which may not be adequately or reasonably compensated by damages in an action at law, and that HSA's failure to perform its obligations under this Agreement shall cause Charter irreparable injury or damage. In addition to any other right or remedy given to Charter under this Agreement or at law or in equity, including injunctive relief, Charter shall, in the event HSA fails to perform its obligations under this Agreement, be entitled to specific performance relief.

         23. HEADINGS. The headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.

         24. WAIVERS. Any waiver by either party of any breach of any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

         25. AUTHORITY; NO CONFLICTING AGREEMENT. The officers signing on behalf of the parties to this Agreement acknowledge that they have read and understand this Agreement and hereby warrant that each has full power and authority to execute this Agreement and bind the respective parties hereto. Each party further represents that it is not bound by any other agreement that would prevent full performance of this Agreement.

         26. ENTIRE AGREEMENT. This Agreement and the Exhibits and Attachments hereto (which are incorporated herein by and where reference is made thereto), together with the Amended Warrant (and any Renewal Warrant) and the Registration Rights Agreement constitute the entire agreement among the parties hereto with respect to the HSA Network Services to be provided hereunder, and replaces and supersedes all prior agreements, written and oral, relating to the subject matter hereof, between and among the parties to this Agreement.

         27. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

         28. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         29. EQUAL CONSTRUCTION. This Agreement is negotiated and drafted by parties equally represented by counsel, and no clause or provision herein should be construed as having been drafted other than equally by both parties.

         30. COUNTERPARTS. This Agreement may be executed in counterparts, each of which is an original and all of which, taken together, shall constitute a single instrument.



                      [THIS SPACE IS INTENTIONALLY BLANK.]

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.



                                     HIGH SPEED ACCESS CORP.



                                     By: /s/ High Speed Access Corp.
                                        ----------------------------------------
                                        Daniel O'Brien, Chief Executive Officer



                                     CHARTER COMMUNICATIONS, INC.



                                     By: /s/ Charter Communications, Inc.
                                        ----------------------------------------
                                        Curtis S. Shaw, Senior Vice President

                                    EXHIBIT 1

                       CHARTER/HSA NETWORK SERVICES MODEL
                       (CHARTER IN-HOUSE SYSTEMS SOLUTION)

A.       INTRODUCTION AND MISCELLANEOUS MATTERS.

         A.1 Unless otherwise expressly stated herein, this Exhibit 1 covers only those HSA Network Services that HSA provides in support of residential-grade, two-way cable modem customers and one-way cable modem customers existing in Committed Network Systems in St. Louis and Riverside, prior to their upgrade to two-way cable modems, in exchange for the HSA Network Services Charges. Charter will not market additional residential, one-way cable modem service in Committed Network Systems; provided, that if Charter markets such residential, one-way cable modem service in Committed Network Systems, Charter will pay to HSA the incremental cost to HSA resulting therefrom plus 20%.

         A.2 "Commercial-grade" cable modem services, "off-plant" alternative access technologies and any 56Kbps dial-up services are not covered by this Agreement. For the purposes of this Agreement, commercial-grade cable modem services shall mean cable modem services provided to an account (i) located at an address that is known to be a business address and utilizing cable modem services not typically used by residential accounts, (ii) priced by Charter as commercial-grade cable modem services under Charter's rate card, or (iii) that could reasonably be determined by the parties to have commercial activity based on upstream bandwidth utilization.

         A.3 Any other services, including any Deployment Services that the parties may agree to, and other miscellaneous services, shall be charged separately on a time, travel and materials ("TTM") basis. Except for NQC Charges and VAR Support Calls, all TTM charges and any other activities and tasks not specifically covered by this Agreement will be separately negotiated and quoted and performed pursuant to a SOW/statement of work-purchase orders or Deployment Estimates signed by respective authorized system managers, and approved at the corporate level by the HSPOC and CSPOC.

         A.4 HSA shall not be obligated to initiate or perform any HSA Network Services unless Charter has first submitted to HSA a completed Head-End Record for each Committed Network Systems. Charter is responsible for completing the Head-End record document prior to installation of the CMTS and any alpha testing, and for updating such record as required due to changes at the System level.

B. CHARTER GENERAL OPERATIONAL AGREEMENTS. Charter agrees that it will, among other things:

         B.1. perform the services and operational elements described in the paragraph D chart below (the "Charter Pipeline Operational Elements") in accordance with industry standards and the terms of this Agreement;

         B.2 commencing on or before August 1, 2000, operate one or more customer support/call centers on a 24 x 7 basis to respond to calls and resolve inquiries from Charter PC Data Subscribers in the Committed Network Systems regarding Tier 1 troubleshooting and support as provided below and in this Agreement, billing and video/RF Plant service failures, and escalate Qualified Calls to HSA;

         B.3 operate its billing system to properly track and invoice Charter PC Data Subscribers, and remit to HSA the Statement, and all HSA Network Services Charges due, within 45 days following the end of each calendar month during the Term, and remit to HSA all other ancillary HSA Network Service charges (i.e., NQC Charges, VAR Support Calls, etc.) invoiced by HSA within 45 days following the date of HSA's undisputed invoice.

C. HSA GENERAL OPERATIONS AGREEMENTS. HSA agrees that it will, among other things:

         C.1 perform the services and operational elements described in the paragraph D chart below (the "HSA Operational Elements") on behalf of Charter in respect of the Committed Network Systems in accordance with industry standards and the terms of this Agreement;

         C.2 operate one or more 24 x 7 customer support/call center(s) and data centers (NOCs) accessible by toll-free telephone number staffed with an adequate number of trained representatives to accept and resolve Qualified Calls/Tier 2 inquiries from Charter PC Data Subscribers; and

         C.3 operate a management accounting and billing system that will track and invoice Charter on a monthly basis for all NQC Charges, VAR Support Calls, TTM Charges, etc.

D. RESPONSIBILITY CHART. The following chart summarizes the respective responsibilities of Charter and HSA in provisioning, delivery and support of residential, two-way and pre-existing one-way Charter Pipeline in Committed Network Systems. Certain operational elements for Charter Pipeline are discussed in greater detail following the chart and additional detail regarding Tier 1 v. Tier 2 support/responsibility guidelines are set forth in ATTACHMENT 1-A. Where there is a discrepancy between what is summarized in the chart versus what is summarized in detail following the chart, the detail following the chart shall govern.

---------------------------------------------------------------------------------------------------------------------
          CHARTER PIPELINE
        OPERATIONAL ELEMENTS           CHARTER      HSA                               NOTES
-------------------------------------  -------    -------   ---------------------------------------------------------
Backbone - National and Regional          X          X      Charter orders, installs, maintains and operates its own
                                                            dedicated network, or accesses Internet cloud through
                                                            Regional National Access Providers
---------------------------------------------------------------------------------------------------------------------
Head-End to Backbone Circuits /LAN        X                 Charter orders and manages/monitors installation and
& WAN                                                       operates and maintains.
---------------------------------------------------------------------------------------------------------------------
Deployment Services:  Site Survey,        X                 Charter performs and is responsible for all Deployment
RF and IP design, configuration,                            Services, unless HSA is engaged to perform these
installation, site coordination,                            services under separate agreement.
and milestone management
---------------------------------------------------------------------------------------------------------------------
DOCSIS CMTS                               X                 Charter purchases, installs, operates and maintains,
                                                            unless HSA is engaged to perform under separate agreement.
---------------------------------------------------------------------------------------------------------------------
At least two 6Mhz Channels, 1             X                 Charter makes available and maintains RF plant up to FCC
downstream, 1 upstream                                      and Charter performance standards
---------------------------------------------------------------------------------------------------------------------
DOCSIS Modems                             X                 Charter purchases all modems and is responsible for all
                                                            retail sales and installs.
---------------------------------------------------------------------------------------------------------------------
Local Sales                               X                 Charter rents and equips all local sales offices, and
                                                            performs all local sales and coordinates all special
                                                            promotions and events.
---------------------------------------------------------------------------------------------------------------------
Install CD-ROM                                       X      HSA provides Charter with customized install CD ROM
                                                            (see below), including User Agreement with Acceptable Use
                                                            and Privacy Policies.
---------------------------------------------------------------------------------------------------------------------
CD-ROM duplication                        X                 Charter makes all needed copies of install CD.
---------------------------------------------------------------------------------------------------------------------
CD-ROM updates                                       X      HSA provides any required customization or upgrades
                                                            to CD-ROM due to periodic changes to Microsoft's
                                                            operating system and Internet Explorer.
---------------------------------------------------------------------------------------------------------------------
Customer installs                         X                 Charter installs an additional cable outlet (if
                                                            required), software for Charter Pipeline, an Ethernet
                                                            card or USB adapter and the cable modem, and provides
                                                            basic customer training. Charter is also responsible
                                                            for any in-home servicing of Charter PC Data
                                                            Subscribers.
---------------------------------------------------------------------------------------------------------------------
Marketing and Customer Acquisition        X                 Charter provides national marketing materials and is
                                                            responsible for the reproduction, distribution and
                                                            customization of those materials. Charter expects to
                                                            achieve 4% annual penetration growth.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
          CHARTER PIPELINE
        OPERATIONAL ELEMENTS           CHARTER      HSA                               NOTES
-------------------------------------  -------    -------   ---------------------------------------------------------
Cross-Channel Promotion                   X                 Charter provides avails.
---------------------------------------------------------------------------------------------------------------------
CSR Training for Tier 1 Support           X                 Charter provides training for Tier 1 support.  Charter
                                                            provides training facilities and equipment.
---------------------------------------------------------------------------------------------------------------------
"Train the Trainer"                                  X      HSA provides - see below.
---------------------------------------------------------------------------------------------------------------------
Pricing                                   X                 Charter is responsible for all retail pricing decisions.
---------------------------------------------------------------------------------------------------------------------
Customer acquisition and set-up           X                 Charter inputs necessary customer data through an
                                                            HSA-provided interface for all cable modem, e-mail
                                                            and Web Hosting accounts, and the News service
                                                            provisioning, and logs end-user assents to End User
                                                            Agreement.
---------------------------------------------------------------------------------------------------------------------
Tier 1 Customer Care                      X                 Charter performs all Tier 1 customer care services,
                                                            using local staff and/or a national call center,
                                                            including channeling all initial customer calls through
                                                            Charter's customer support center, handling all RF
                                                            troubleshooting, Charter Pipeline sales and
                                                            installation, disconnect, billing, and change in service
                                                            calls.  Charter routes/escalates Tier 2 calls to HSA
                                                            (including IP or PC support) on a 24 X 7 basis.
                                                            Charter's CSRs will have the ability to enter REMEDY
                                                            trouble tickets and PING cable modems by March 31, 2001.
---------------------------------------------------------------------------------------------------------------------
ICON for Pinging Modem and                           X      HSA to provide.
Escalation of Qualified Calls
---------------------------------------------------------------------------------------------------------------------
REMEDY license for Tier 1                 X                 Charter acquires, and may choose to acquire from HSA,
                                                            and maintains.
---------------------------------------------------------------------------------------------------------------------
Tier 2 Customer Care                                 X      HSA performs all Tier 2 customer care.  HSA accesses
                                                            required information from Charter's subscriber database
                                                            such as account status through Charter's billing system.
---------------------------------------------------------------------------------------------------------------------
Tier 3 Customer Care                      X          X      HSA and Charter will consult and agree upon a plan to
                                                            resolve Tier 2 matters that cannot be resolved by Tier 2
                                                            services. This may require local Charter staff
                                                            involvement.
---------------------------------------------------------------------------------------------------------------------
Billing, Provisioning and Data            X                 Charter provisions and bills all modem customers.
Subscriber Account Management
---------------------------------------------------------------------------------------------------------------------
DST/Cable Data and CSG tunneling                     X      HSA to build an interface to Charter's DST and CSG
interface                                                   billing systems
---------------------------------------------------------------------------------------------------------------------
Post-Launch CPE/network                                     Charter is responsible for Internet access, end-user
configuration                                               installation process, and installation materials,
                                                            including the CD ROM
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
          CHARTER PIPELINE
        OPERATIONAL ELEMENTS           CHARTER      HSA                               NOTES
-------------------------------------  -------    -------   ---------------------------------------------------------
National/Regional NOCs, Data              X          X      Charter manages all network capacity through tools
Traffic management                                          provided by HSA. Charter is responsible for procurement
                                                            and maintenance of additional circuit capacity. HSA
                                                            provides backup capacity monitoring and surveillance,
                                                            and Tier 2 troubleshooting as discussed below.
---------------------------------------------------------------------------------------------------------------------
IP Address Sourcing and Capacity          X                 Charter to provide IP Addresses and is responsible
                                                            for insuring adequate capacity.
---------------------------------------------------------------------------------------------------------------------
IP Address Routing added to               X                 HSA will remotely input/configure new IPs into
Router(s)                                                   routers within 48 hours of notification.
---------------------------------------------------------------------------------------------------------------------
National and Local Content and            X
Content Management
---------------------------------------------------------------------------------------------------------------------
Local Content Ad Sales                    X
---------------------------------------------------------------------------------------------------------------------
E-mail                                                X      HSA provides through separate e-mail agreement, which
                                                             shall include a 99% system uptime guarantee.
---------------------------------------------------------------------------------------------------------------------
News                                      X                  HSA provides common news feed to Charter servers and
                                                             is subject to 99% system uptime guarantee.
---------------------------------------------------------------------------------------------------------------------
Local Content Server                      X                  Charter purchases, operates and maintains.
---------------------------------------------------------------------------------------------------------------------
Collocation/Equipment Floor Space                    X
---------------------------------------------------------------------------------------------------------------------
Passwords                                                    Charter and HSA will mutually agree upon a password
                                                             management system.
---------------------------------------------------------------------------------------------------------------------


E.       CUSTOMER INSTALLATION CD ROM DISK

         HSA will design a CPE System Configuration CD-ROM for RPO Data Subscribers to facilitate installations in an efficient and repeatable manner. The software contained on the CD ROM shall address:

               o Confirmation of the customer's minimum hardware/software requirements*

               [X]  Configuration of the required parameters

               [X]  Delivery/installation of Internet Explorer

               [X]  Delivery/installation of Outlook Express mail client

               [X]  Marketing and sales product materials X| Online tutorial

               [X]  User agreement

               * MINIMUM REQUIREMENTS ARE DEFINED AS:

                           Minimum of 110M of free space on a hard drive Windows 95/98/2000/NT, LINUX, or Macintosh 7.x or greater operating system
                           16 Mb of RAM
                           CD-ROM drive
                           Ethernet card

         The CDs shall be branded for Charter/Charter Pipeline. Charter is responsible for the reproduction and reproduction cost of the CDs.

         HSA will expand the CD-ROM to at least remain current with industry standard install disks. Any re-mastered CD-ROM shall be made available by HSA within ninety (90) days of general availability (non-beta) of new releases of Internet Explorer, Outlook Express, Real Player, MS Player and any other major plug-in which is used by at least 20% of Internet users.

F.       CHANGE MANAGEMENT

         Assuming software upgrades can be installed and managed remotely, HSA shall comply with the following:

         o Vendor's General Release of Cable Modem Image/Software release tested within 60 days, deployed to alpha head-ends within 90 days, and released to all head-ends within 180 days.

         o Vendor's General Release of Image for Router, CMTS or Server tested within 60 days, deployed to alpha head-ends within 90 days, and released to all head-ends within 180 days.

         o HSA to maintain database of configuration of each head-end, including release of software running. Charter is responsible for submitting the Head-End Record and for updating information to the database, except for changes effected by HSA (which changes HSA shall provide notice to Charter regarding).

         o HSA will use its best efforts to fix any software that directly and materially impacts the quality of Charter's service to its customers in a negative way.

G.       CHARTER TIER 1 SUPPORT

         Charter is responsible for all marketing, customer acquisition, account set-up and in-home CPE installation activities. All Charter PC Data Subscribers requiring technical support must first contact the Charter Help Desk which will be operated 24 x 7. Charter staff will handle all billing, sales, installation coordination, change of service, e-mail account maintenance and RF troubleshooting issues. HSA's Customer Service Center 800/888 transfer number will be made available only to internal Charter CSR personnel, who will keep it private/confidential and not give it out to Charter PC Data Subscribers.

H.       CHARTER TIER 1 SERVICE TICKETING

         Charter Tier 1 personnel will provide initial troubleshooting on all customer calls using the support guidelines set forth in ATTACHMENT 1-A. Before Charter's CSR's may transfer a call to HSA's Tier 2 Customer Care Center (HSA will provide Charter with a GUI icon for this purpose), Charter's CSRs must first:

                  (i) verify that the customer's RF video service is working;

                  (ii) verify that the customer's cable modem lights are flashing (based on the make/model);

                  (iii) by March 31, 2001 attempt to PING the customer's modem; and

                  (iv) by March 31, 2001 open a REMEDY Service Ticket (a "Ticket") to capture the customer history and SPECIFIC problem or complaint (e.g., "service isn't working right" is NOT acceptable) in order to expedite resolution (Charter will provide its CSRs with desktop access to the Internet in order to access and operate REMEDY prior to beta in each Committed Network System in order to allow for sufficient CSR training).

         If the non-RF problem cannot be resolved after following all escalation guidelines set forth in ATTACHMENT 1-A, the customer/call (i.e., a "Qualified Call") may then be transferred to the HSA Customer Support Center. Any transferred/escalated call that does not meet the foregoing criteria shall be referred to herein as a "Non-Qualified Call" or "NQC" and is subject to a charge/fee per NQC in the amount of the incremental cost thereof to HSA plus 20% (the "NQC Charge"); provided, that HSA will not accrue or levy NQC Charges to Charter until all transferred calls exceed the Minimum Thresholds and Charter's SPOC has had at least 5 days advance notice from HSA (the "NQC Notice Period") that HSA is receiving NQCs from Charter's Tier 1 CSRs, and the level of such NQCs exceed two percent (2%) of the Minimum Thresholds; provided further, that the NQC Charge shall only be accrued or levied on NQCs that exceed 2% of the Minimum Thresholds and were transferred to HSA after the expiration of the NQC Notice Period. As used herein "Minimum Thresholds" means the following assumed contact rate per month:


==================================================================================================================
                               YEAR 1            YEAR 2             YEAR 3             YEAR 4            YEAR 5
                              LAUNCHES          LAUNCHES           LAUNCHES           LAUNCHES          LAUNCHES
==================================================================================================================
MONTH 1                          130.0%            125.0%              70.0%              70.0%             70.0%
MONTH 2                          125.0%            120.0%              65.0%              65.0%             65.0%
MONTH 3                          120.0%            115.0%              60.0%              60.0%             60.0%
MONTH 4                          110.0%            105.0%              50.0%              50.0%             50.0%
MONTH 5                          100.0%             95.0%              40.0%              40.0%             40.0%
MONTH 6                           90.0%             85.0%              30.0%              30.0%             30.0%
MONTH 7                           80.0%             75.0%              30.0%              30.0%             30.0%

MONTH 8                           70.0%             65.0%              27.5%              27.5%             27.5%
MONTH 9                           60.0%             55.0%              25.0%              25.0%             25.0%
MONTH 10                          50.0%             45.0%              25.0%              25.0%             25.0%
MONTH 11                          40.0%             40.0%              25.0%              25.0%             25.0%
MONTH 12                          37.5%             35.0%              20.0%              20.0%             20.0%
MONTH 13                          35.0%             32.5%              25.0%              19.0%             19.0%
MONTH 14                          32.5%             30.0%              25.0%              19.0%             19.0%
MONTH 15                          30.0%             27.5%              25.0%              19.0%             19.0%
MONTH 16                          27.5%             25.0%              25.0%              19.0%             19.0%
MONTH 17                          25.0%             22.5%              20.0%              19.0%             19.0%
MONTH 18                          22.5%             20.0%              20.0%              19.0%             19.0%
MONTH 19                          20.0%             17.5%              19.0%              19.0%             19.0%
MONTH 20                          20.0%             20.0%              19.0%              19.0%             19.0%
MONTH 21                          20.0%             19.0%              19.0%              19.0%             19.0%
MONTH 22                          20.0%             19.0%              19.0%              19.0%             19.0%
MONTH 23                          20.0%             19.0%              19.0%              19.0%             19.0%
MONTH 24                          19.0%             19.0%              19.0%              19.0%             19.0%
THEREAFTER                        19.0%             19.0%              19.0%              19.0%             19.0%


I.       HSA TIER 2 SUPPORT

         Once the foregoing Qualified Call criteria are met, HSA's Customer Call Center and NOC will then accept transferred customer calls and manage the Ticket to resolution regardless of the nature of the inquiry or escalation, hand-off, or other situation status as described in ATTACHMENT 1-A. This includes remaining the "special point of contact" (or "SPOC") for the customer unless otherwise requested by the customer or arranged through specific customer agreements.

         If the call is determined to be a NQC, HSA will resolve the problem for the customer but will return the Service Ticket and activate the NCQ Charge after the NCQ Notice Period and Minimum Thresholds are exceeded.

         I.1      QOS/REPORTING:

                  I.1.1 HSA's Tier 2 Call Center/NOC Data Centers (see discussion below) will provide Ticket resolution services (NET of RF outages, system sweeps, Non-Qualified Calls, VAR Support Calls and other Force Majeure, unplanned or uncontrollable events) as follows (the "QOS Requirements") in accordance with industry averages of performance, and in any event:

                  (i) on or before December 31, 2000, achieve a 10% or less abandon rate on Qualified Calls;

                  (ii) on or before December 31, 2000, achieve a 90% answer rate on Qualified Calls within 90 seconds;

                  (iii) resolve 90% of all Tier 2 trouble calls within 24 hours of receipt of Qualified Calls;

                  (iv) resolve e-mail-only inquiries/problems within 12 hours; and

                  (v) all trunks busy not to exceed 3% measured on a weekly basis.

         HSA will not be held to the above QOS Requirements if there is a greater than 10% variance in Charter PC Data Subscriber growth or projected growth under ATPs in any calendar quarter UNLESS Charter has given HSA notice of such material changes in deployments at least 3 months in advance.

         HSA will report compliance/non-compliance on the foregoing QOS measures to Charter on a monthly basis, and will provide Charter with weekly unadjusted call "stats."

                  I.1.2. Unless otherwise noted, HSA will compile the following data elements by Systems, region and combined totals (prior to any adjustments) on a daily basis and will report them to Charter on a weekly basis, effective as of October 1, 2000:

         o    Total number of calls received.

         o    Total number of calls handled by IVRs.

         o    Total number of calls queued to agents.

         o    Total number of calls handled by agents.

         o    Total calls handled by call type, as distributed by the IVR.

         o Average speed of answer (excluding calls handled by IVRs), measured from time queued to an agent.

         o Average talk time, which shall be reported by HSA on a monthly basis.

         o Average wrap up time, which shall be reported by HSA on a monthly basis, but only to the extent HSA is capable of and is generating such information for itself.

         o    Service level percentage based on 90 seconds.

         o Total number of calls redirected to systems, but only to the extent HSA is capable of and is generating such information for itself.

         o    Total number of calls abandoned once queued to an agent.

         o Average length of abandoned calls, measured from time queued to an agent.

         o    All trunks busy exceeding 3% total time.

         o Unique caller information summary and detail, which shall be reported by HSA on a monthly basis, but only to the extent HSA is capable of and is generating such information for itself.

         o    Total number of trouble tickets opened.

         o    Total number of trouble tickets resolved immediately.

         o    Total number of trouble tickets resolved within 1 to 24 hours.

         o    Total number of trouble tickets resolved after 24 hours.

         HSA and Charter may agree to additional reporting obligations. Additionally, within 45 days of the availability of e-mail tracking software, HSA and Charter will agree on e-mail reporting obligations.

         HSA will not be required to comply with these QOS Requirements and reporting obligations with respect to Tier 2 calls from one-way cable modem customers.

         I.2      Training:

         HSA will provide the following "train the trainer" training:

                  (i) Three (3) days at Charter-provided facility/site to include Internet 101, Internet head-end engineering/architecture for technical positions, CSR Tier 1 roles/responsibilities, escalation/trouble-shooting procedures, and FAQs. Training materials will be provided as leave-behind for Charter trainers.

                  (ii) Two (2) days of training at an HSA-designated facility, with heavy focus on software application training for FRED, REMEDY and CNR using the HSA learning lab. Attendees will spend time in the HSA Help Desk and NOC, attend a session on Internet architecture and engineering issues and review approved process and procedures. HSA will cover travel expenses for up to 2 attendees per Committed Network System, PROVIDED travel is booked at least 2 weeks in advance through HSA-approved travel agent.

J.       COMPLIMENTARY ACCOUNTS

         HSA will support complimentary HSA Network Services to a number of Charter PC Data Subscriber accounts equal to one hundred percent (100%) of the number of Charter employees employed full-time directly by and for such Committed Network System, at a rate of 25% each quarter after the launch of such Committed Network System so that, by the first anniversary of such launch, HSA will be supporting complimentary HSA Network Services to all such persons. Upon request by HSA, Charter will send to HSA a list of all Charter employees employed full-time by each Committed Network System; provided, that the number of such requests by HSA does not exceed four (4) annually. Charter's monthly statements will detail all comps per Committed Network System and the value thereof.

K.       [RESERVED.]

L.       INSTALLATION AND INSTALLATION SUPPORT HELPLINE

         Charter is responsible for all CPE/AO installation activity. This includes all scheduling, training and management of installation capacity. HSA's Call Center will offer technical support assistance to Charter's PC technicians/installers/VARs who require such assistance (the "VAR Support Call") for $40 per call. Charter shall require that all such Tech Install Calls be routed first through a Charter representative. Any Tech Install Calls escalated to HSA will be handled by HSA with the Charter representative present on the call.

M.       INTERNET ACCESS/BACKBONE CAPACITY

         M.1      CIRCUIT MANAGEMENT

         Charter is solely responsible for insuring that capacity is adequate on its circuits to provide a satisfactory customer experience (speeds, access, etc.), and must provide HSA with an MOP at least seven (7) days prior to alpha. Charter and HSA agree that the "Capacity Thresholds" will be when average data traffic on existing circuit(s) reaches the lesser of (A) 80% during peak time, and (B) 50% during any 24-hour day, tested in 5 minute increments, in any particular Committed Network System. HSA will provide immediate written notice to Charter when any Capacity Threshold has been reached. Charter will also manage the ordering and physical installation process. If the MRTG (see below) has indicated that data traffic on circuits in a particular Committed Network System exceeds the Capacity Thresholds AND the Ticket customer statement data field reflects complaint as "service is slow" or "operable but downloads are real slow," etc., then any such transferred calls above and beyond the Minimum Thresholds set forth in Section H of this Exhibit 1 will be charged to Charter at HSA's incremental cost plus 20%.

         When Charter turns up a new circuit, it will notify HSA in writing. Upon notification, an HSA engineer will add the routes to the router and communicate with Charter's backbone provider within 48 hours. All router/routing changes effected by HSA shall be completed from a remote location. Any changes to the router that require HSA to perform on-site assistance will be charged separately on a TTM basis (i.e., a "Miscellaneous TTM Charge").

         M.2      EQUIPMENT - ROUTERS, ETC.

         In addition to adequacy of circuits discussed above, Charter is responsible for insuring that adequate equipment and equipment capacity is available to support additional circuit capacity. Any changes or upgrades to head-end equipment are the responsibility of Charter. HSA shall be entitled to assess a Miscellaneous TTM Charge to Charter if HSA is requested to assist in monitoring, ordering or upgrading equipment to support additional bandwidth. Any transferred calls above and beyond the Minimum Thresholds set forth in Section H of this Exhibit 1 attributable to inadequate head-end equipment capacity are subject to a charge of HSA's incremental cost plus 20%.

         M.3      CAPACITY MANAGEMENT SOFTWARE

         HSA will use MRTG software to monitor circuit capacity, and will configure MRTG to alert Charter when a circuit reaches the Capacity Thresholds. Charter is responsible for insuring adequate capacity on a timely basis and will provide required circuit information to HSA. HSA will input data into MRTG within 48 hours of written notification from Charter for each circuit and provide Charter web access to view each of its circuits. This information is available on a real-time basis in 5-minute increments. Special Note: Other than as provided above with respect to MRTG alerts, it is NOT HSA's responsibility to manage bandwidth for the Committed Network Systems. While HSA's NOC will provide manual `backup' bandwidth monitoring, it is not the NOC's responsibility to notify Charter if bandwidth is inadequate.

N.       IP ADDRESS MANAGEMENT

         Charter will be responsible for sourcing all IP addresses, and for monitoring whether sufficient addresses exist. HSA will add new addresses provided by Charter to the DHCP servers within 48 hours of written notification. HSA may charge an "Expedite Fee" of $1 per IP address (not per block of IP addresses) if Charter requests that such IP addresses be entered sooner than 48 hours. HSA will support static IP addresses manually where the customer already has one, and automatically once the flow-through provisioning is in place. HSA will also support multiple tiers of speeds once HSA can do so automatically.

O.       DATA CENTER SERVICES

         HSA's Technical Operations group manages and maintains multiple "Regional Data Centers." With respect to RPO, RSC personnel are responsible for fulfilling the following levels of operations:

         [X]      Proper server operation (provisioning, DNS)

         [X] Server sizing and utilization appropriate to services offered and volumes experienced and anticipated

         [X]      Operating system administration and maintenance

         [X]      User partitioning and security management

         [X] E-mail account management and administration (to be mutually agreed to by the parties)

         [X]      Support of both UNIX and NT systems

         [X]      Remedy support

         [X]      Oracle support

         [X]      Web hosting

         [X]      Security

         O.1.     STANDARD RPO SERVICES

         HSA provides Charter with the following services to each Charter PC Data Subscriber covered under this Agreement from HSA's multiple Regional Data
Centers:


E-mail: HSA will provide E-mail accounts (the terms of which shall be mutually agreed to by Charter and HSA).

Web Hosting:               HSA will provide 10 megabytes of Web hosting space
                           for personal home pages. HSA may charge more for additional space (such charger to be mutually agreed to by Charter and HSA)

News:                      HSA will provide a common News feed.

Access/Authentication:     HSA will provide access and authentication services
                           for the above-mentioned services and for cable modem access validation.


         O.2      SECURITY

         HSA will be responsible for securing data residing in all HSA-controlled, HSA-monitored, or HSA-configured (or configurations approved by HSA) devices that support residential Charter Pipeline service in Committed Network Systems subject to HSA Network Services; provided, that HSA shall not be required to take non-industry standard actions to secure data residing in or data flowing through such devices, or data residing in or flowing to and from Data Subscribers' PCs (by firewall or otherwise) from unlawful intrusion; provided further, that HSA shall not be responsible for compromises in security caused directly by the action or inaction of any Charter party. HSA will also operate and maintain the TACSIS password management system to support such devices.

         Charter is responsible for the physical security of all network devices and elements not located in HSA facilities. To the extent Charter wishes HSA to provide additional layers of NOC support and security for commercial-grade services (such as LAN firewalls, etc.), HSA reserves the right to negotiate and charge separately for such support.

         HSA will be responsible for all costs associated with theft of e-mail addresses or passwords that are not the fault of Charter; provided, that such liability shall only apply to direct damages and punitive damages related thereto, and shall not apply to any other consequential or indirect damages.

         Charter and HSA will jointly study and address additional security concerns such as IP theft/theft of data services, monitoring of excess bandwidth consumption/service abuse in order to identify and agree upon responsibilities, methods and procedure to mutually support their respective network elements.

         O.3      NETWORK MONITORING AND MANAGEMENT

                  O.3.1 HSA's Network Operations Center(s) (NOC) will be staffed and operational on a 24 x 7 basis. HSA's NOC engineers will constantly monitor customer and backbone links to identify and respond to outages. HSA's NOC personnel will be trained to isolate and correct IP connectivity problems and refer physical/RF outages to appropriate Charter personnel. For complex problems, senior NOC personnel are available 24 hours a day, 7 days per week.

                  O.3.2 HSA will comply with the following NOC performance standards:

     o Network reliability goal of 99.95% with respect to two-way cable modem plants, monthly defined as customer minutes up/total customer minutes (customer minutes = customers x minutes), effective as of October 1, 2000.

     o Any failure impacting all customers will be fixed within 120 minutes (mean time to repair).

     o Any failure impacting more than one System will be fixed within 180 minutes.

     o Any failure impacting only one System will be fixed within 240 minutes.

     o Any failure impacting part of a system will be fixed within 240 minutes

                  0.3.3 Charter Advanced Services, Customer Service and Engineering Teams at the Corporate, Division, Region, Group and System levels will be notified about any failures, progress reports on failures and expected repair times as soon as possible but starting no later than:

     o   10 minutes after failure for failures impacting all customers;

     o   20 minutes for failures impacting more than one System; and

     o   30 minutes for failures impacting one System.

         Such notice can be given by HSA to the Charter Teams via e-mail. Progress reports will continue until failure has been repaired. Charter will provide the list of Team members and contact information at each level to HSA. Charter must comply with HSA's System Specifications that can only be modified in writing and agreed to by the heads of Charter's and HSA's corporate engineering departments.

         O.4.     NETWORK/SERVICE TICKETING/TROUBLESHOOTING OPERATIONS

         HSA will use a Ticket to record and escalate outages from the NOC to the proper party (either HSA or Charter personnel identified in the Network Database) for correction. Tickets may originate from the Tier 1/Tier 2 customer care interface, HSA's Tier 2 customer care function, the field, or directly from the NOC.

                                 ATTACHMENT 1-A

                        TIER 1 -TIER 2 SUPPORT GUIDELINES

         This ATTACHMENT 1-A further delineates the customer support provided by Charter (Tier 1) and HSA (Tier 2) and identifies the responsible party for that support. For applications not supported by HSA, Charter's Tier 1 Customer Support Representatives ("CSRs") should refer the customer to the proper vendor.

----------------------------------------------------------------------------------------------------------------------
CUSTOMER ACCOUNT MANAGEMENT                                   CHARTER - TIER I                   HSA - TIER 2
----------------------------------------------------------------------------------------------------------------------
PRE-QUALIFY RESIDENCE                                         Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
INSTALLATION APPOINTMENT FOR HSA ONLY                         Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
INSTALLATION APPOINTMENT FOR HSA AND CATV                     Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
DISCONNECTION OF HSA SERVICE ONLY                             Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
DISCONNECTION OF HSA AND CATV SERVICE                         Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
SCHEDULING FOR A HOME SERVICE VISIT                           Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
TRANSFER OF SERVICE                                           Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
RELOCATION OF HSA OUTLET WITHIN A RESIDENCE                   Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
VACATION / SEASONAL DISCONNECT                                Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
RESCHEDULE APPOINTMENTS                                       Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
CANCEL APPOINTMENTS                                           Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
ANSWERING CUSTOMER LEDGER / BILLING QUESTIONS                 Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
CABLE MODEM RETURN                                            Tier 1 responsibility              Refer to Tier I
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
E-MAIL SERVICES/TASKS                                         CHARTER - TIER I                   HSA - TIER 2
----------------------------------------------------------------------------------------------------------------------
ADD, DELETE, OR CHANGE "MASTER ACCOUNT"                Tier 1, using tools provided by HSA        Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
E-MAIL PASSWORD CHANGES - MASTER ACCOUNT               Tier 1, using tools provided by HSA        Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
E-MAIL PASSWORD CHANGES - SUB-ACCOUNTS                 Tier 1, using tools provided by HSA        Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
CHANGE E-MAIL SUB-ACCOUNT PASSWORD                     Tier 1, using tools provided by HSA        Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
PROBLEMS SENDING/RECEIVING E-MAIL                      Escalate call  to HSA - Tier 2             Troubleshoot &
                                                                                                  resolve customer's
                                                                                                  inability to send
                                                                                                  and/or receive
                                                                                                  e-mail.
----------------------------------------------------------------------------------------------------------------------
ADD, DELETE, OR CHANGE "PRIMARY ACCOUNT"               Tier 1, using tools provided by HSA        Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
E-MAIL PASSWORD CHANGES - "PRIMARY ACCOUNT"            Tier 1, using tools provided by HSA        Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
E-MAIL PASSWORD CHANGES - "ADDITIONAL E-MAIL           Tier 1, using tools provided by HSA        Refer to Tier I
ACCOUNTS"
----------------------------------------------------------------------------------------------------------------------
CHANGE "ADDITIONAL E-MAIL ACCOUNT" PASSWORD            Tier 1, using tools provided by HSA        Refer to Tier I
----------------------------------------------------------------------------------------------------------------------
PROBLEMS SENDING/RECEIVING E-MAIL FOR ADDITIONAL       Escalate call to HSA - Tier 2              Troubleshoot &
ACCOUNT                                                                                           resolve customer's
                                                                                                  additional account's
                                                                                                  inability to send
                                                                                                  and/or receive
                                                                                                  e-mail
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
CONNECTIVITY                                   CHARTER - TIER I                            HSA - TIER 2
----------------------------------------------------------------------------------------------------------------------
LOSS OF MODEM CONNECTIVITY (I.E., MODEM LED    1.  Check if CATV outage or network         1.  Ensure Tier I support
LIGHTS BLINKING, CYCLING, OR OFF)                  problem to determine status of local        was provided.
                                                   HFC network.                            2.  Troubleshoot & resolve
                                               2.  Verify active account status.               customer's inability to
                                               3.  Check if coaxial cable drop line            connect.
                                                   attached to cable modem.
                                               4.  Use support tool to check if the modem
                                                   MAC address is registered in
                                                   appropriate database.
                                               5.  Have customer power cycle modem; if no
                                                   lights or blinking lights, schedule
                                                   home appointment.
                                               6.  Escalate to HSA - Tier 2 CSC
----------------------------------------------------------------------------------------------------------------------
INTERMITTENT CONNECTIVITY LOSS                 1.  Troubleshoot local network HFC          1.  Ensure Tier I support
                                                   connectivity; schedule field tech           was provided.
                                                   appointment if required. If modem not   2.  Troubleshoot & resolve
                                                   alive, have customer power cycle            customer's intermittent
                                                   modem so status lights are both on          connectivity trouble.
                                                   and steady.
                                               2.  If status lights blinking or
                                                   off, packet loss occurring,
                                                   or modem signal levels
                                                   outside of tolerance range,
                                                   schedule appointment for
                                                   field tech home service
                                                   visit.
                                               3.  If modem alive, check modem signal on
                                                   the support FTP web page (i.e. RX,
                                                   TX, dB)
                                               4.  Escalate to HSA - Tier 2 CSC
----------------------------------------------------------------------------------------------------------------------
STEADY/SOLID (NON-BLINKING LIGHTS) ON MODEM,   Escalate to HSA- Tier 2 CSC                 Troubleshoot & resolve
BUT LOSS OF IP CONNECTIVITY                                                                customer's connectivity
                                                                                           trouble.
----------------------------------------------------------------------------------------------------------------------
HOSTNAME RESOLUTION TO IP ADDRESS              Escalate to HSA- Tier II CSC                Troubleshoot & resolve
                                                                                           customer's connectivity
                                                                                           trouble.
----------------------------------------------------------------------------------------------------------------------
CUSTOMER HOSTNAME NOT MAPPING TO IP ADDRESS    1.  Check customer's account to make sure   Troubleshoot & resolve
                                                   the hostname is registered.             customer's trouble.
                                               2.  Escalate to HSA - Tier 2 CSC
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
OTHER                                         CHARTER - TIER I                        HSA - TIER 2
----------------------------------------------------------------------------------------------------------------------
NIC Device/Driver Problem                     Escalate to HSA - Tier 2 CSC            Troubleshoot & resolve NIC
                                                                                      card trouble.
----------------------------------------------------------------------------------------------------------------------
Browsers                                      Escalate to HSA - Tier I                Troubleshoot & resolve
                                                                                      customer's trouble.  May
                                                                                      require referral to
                                                                                      appropriate vendor.
----------------------------------------------------------------------------------------------------------------------
Supported Operating Systems                   Escalate to HSA Tier 2 - CSC            Troubleshoot & resolve
                                                                                      customer's O/S  trouble.  May
                                                                                      require referral to
                                                                                      appropriate vendor.
----------------------------------------------------------------------------------------------------------------------
Non-supported Operating Systems               Educate customer and refer to           Educate customer and refer to
                                              appropriate vendor.                     appropriate vendor.
----------------------------------------------------------------------------------------------------------------------
MAC O/S Issue                                 Escalate to HSA Tier 2 - CSC            Troubleshoot & resolve
                                                                                      customer's O/S  trouble.  May
                                                                                      require referral to
                                                                                      appropriate vendor.
----------------------------------------------------------------------------------------------------------------------
Personal Home Pages                           Escalate to HSA Tier 2 - CSC
----------------------------------------------------------------------------------------------------------------------
Multiple IP addresses (DHCP)                  1.  Verify proper billing for           Troubleshoot & resolve
                                                  multiple IP's.                      customer's multiple IP address
                                              2.  Escalate to HSA Tier 2 - CSC        issue.
----------------------------------------------------------------------------------------------------------------------
LAN's                                         Refer customer to appropriate vendor    Refer customer to appropriate
                                                                                      vendor
----------------------------------------------------------------------------------------------------------------------
Hubs                                          Refer customer to appropriate vendor    Refer customer to appropriate
                                                                                      vendor
----------------------------------------------------------------------------------------------------------------------
Dial Roaming                                  Escalate to HSA Tier 2 - CSC            Troubleshoot & resolve
                                                                                      customer's multiple IP address
                                                                                      issue.
----------------------------------------------------------------------------------------------------------------------
Online Services & Service Providers                                                   Provide basic troubleshooting.
                                                                                      TCP/IP settings to connect via
                                                                                      the HSA network.
----------------------------------------------------------------------------------------------------------------------
Other Applications                            Educate customer and refer to           Educate customer and refer to
                                              appropriate vendor.                     appropriate vendor.
--------------------------------------------- --------------------------------------- --------------------------------
Gaming                                        Refer customer to Gaming vendor.        Refer customer to Gaming vendor
--------------------------------------------- --------------------------------------- --------------------------------
HSA Policy Questions                          Refer to HSA Service Assurance          Customer Care - Service
                                              department                              Assurance dept. will provide
                                                                                      direction
--------------------------------------------- --------------------------------------- --------------------------------

         The parties agree to modify this table as appropriate to incorporate an icon-based modem "pinging" procedure to be performed by Charter's Tier 1 Help Desk CSRs following development of such icon/GUI ping command by HSA.

                                    EXHIBIT 2

                       CHARTER/HSA NETWORK SERVICES MODEL
                       (CHARTER IN-HOUSE SYSTEMS SOLUTION)

                               DEPLOYMENT SERVICES

     2.1          GENERAL

                  2.1.1 At Charter's request, HSA will provide the following services (the "Deployment Services") on a TTM basis (the "Deployment TTM Charges") working directly with Charter personnel who will be responsible for the overall project management, including the coordination with HSA personnel: engineering planning, site survey, network evaluation and capacity planning, customer support, CATV network design, data network design, equipment ordering, delivery and shipping, head-end installation and alpha and beta testing. Deployment Services are not included in, and are in addition to, the HSA Network Services Charges and any Miscellaneous TTM Charges.

                  2.1.2 HSA offers Deployment Services on an all-or-nothing basis (but no a la carte) either prior to or following the commencement of Committed Network System launch activities:

                  2.1.2.1 Charter may elect to use HSA to perform all of the Deployment Services in connection with the Launch of a Committed Network System. If Charter wishes to use HSA, Charter will identify the System and issue an "Authorization to Proceed" in writing prior to commencement of Launch activities. The election/Authorization to Proceed cannot be revoked once HSA's deployment process has begun.

                  2.1.2.2 If HSA is requested to provide Deployment Services related to Launch activities already commenced by Charter that were not selected prior to Launch, that request must be in writing and the time will be charged on a TTM basis. These requests must be approved by Charter regional management and the Charter Single Point of Contact.

         2.1.3 If HSA is authorized to perform the Deployment Services, HSA will be responsible for all troubleshooting and on-site technical coordination until the System is successfully released into revenue.

         2.1.4 Because of the highly sensitive dependencies inherent in the technical launch of high speed data, if Charter elects NOT to engage HSA to handle Deployment Services for a particular Committed Network System, then (i) Charter will issue a waiver of responsibility relieving HSA of any ongoing responsibility for troubleshooting, delays, or service issues stemming from activities related to the technical launch, and (ii) HSA will provide Charter with the written technical specifications necessary for HSA to monitor the system and perform its HSA Network Services, such information to be provided to Charter within 5 days of the written request or within 20 days prior to alpha.

         2.2      SITE SURVEY

                  2.2.1 If selected to render Deployment Services, HSA will perform an engineering inspection of the head-end/RF plant to obtain the necessary cable system and local information to properly configure the service (a "Site Survey"). Information related to the cable plant, the head-end installations and environmental conditions, the channel line-up, signal source and delivery, the interconnection of hubs, the connection to HSA's network and services are collected in the process. The on-site portion of this process varies substantially with the size of the System under analysis. The outcome of the process is a detailed document that forms the basis for IP Network Design and RF Network Design (i.e., a complete "Head-End Record"), plus HSA's proposals, if any, for any upgrades or changes ("Attainment Measures") that may be necessary for the Committed Network System to conform to system data requirements. HSA is not responsible for the completion of any Attainment Measures. If Charter in its discretion refuses to take the Attainment Measures, then HSA's Deployment Services will cease and HSA shall be reimbursed its Deployment TTM Charges to date.

                  2.2.2 All Site Surveys are coordinated by permanent HSA project planning personnel, and are normally carried out by contractors employed specifically for this task by HSA. Once the Site Survey is complete, Charter's Single Point of Contact must approve the final document.

                  2.2.3 If Charter orders/HSA schedules a Site Survey, and upon arrival the System is not ready for such Site Survey (OTNs not balanced, swept, etc.), Charter shall pay/reimburse for all TTM costs associated with such aborted Site Survey, and any rescheduling expense.

         2.3      RF NETWORK DESIGN

                  2.3.1 HSA will apply fundamental RF network strategies to design (i) the interconnection of the cable modem service to Charter's cable plant, relying heavily on the completed site survey documentation to identify the composition of the downstream (towards the home) and upstream (from the home to the head-end) CATV networks, and (ii) the cable modem head-end system. This work will be performed by full-time HSA network engineers.

         2.4      IP NETWORK DESIGN

                  2.4.1 HSA applies its overall IP network strategy to the head-end infrastructure that interconnects the cable modem equipment to HSA's network and services, and ultimately the end-user to the Internet. The head-end equipment includes the following components:

         [X]      Backbone and/or regional access routers.

         [X] Ethernet switches for the interconnection of hubs to the main head-end, and all other network elements.

         [X] File and computer servers used to implement access control through authentication and authorization, assignment of IP addresses, domain name resolution, the provision of proxy and caching services, and other such tasks.

         [X] Remote-access terminal components for management and maintenance.

         [X] Racks and other hardware, UPS systems, cabling, fiber transceivers, etc.

This work is performed by full-time HSA personnel who are familiar with, and have been provided with copies of, Charter's local and backbone network strategies, as well as HSA's practices in providing network services and connections to the public Internet.

                  2.4.2 HSA has/will develop a standard set of IP Network Design/operating procedures, including standards related to caching servers. If Charter does not select HSA Deployment Services, Charter agrees to conform its IP Network/Equipment designs within the HSA parameters unless a deviation if approved by HSA's SPOC.

2.5      EQUIPMENT PURCHASE

         2.5.1 HSA is responsible for providing Charter with a complete Bill of Materials (BOM) as a result of the RF and IP Network Design. Charter will immediately issue purchase orders to the appropriate vendors and will instruct these vendors to send the equipment to the designated HSA facility performing the equipment configuration as described below. It is Charter's responsibility to inform HSA when the BOM has been processed into Purchase Orders by faxing the purchase orders and contact information to the HSA location designated to receive the equipment. It will be Charter's responsibility to track the equipment purchased and inform HSA's project manager of the expected equipment arrival date to HSA. If there are any delays as a result of capital approvals or vendor inventory issues, it is Charter's responsibility to inform HSA of the delays and a revised launch date will be agreed upon. If Charter decides to deviate from the BOM provided to them by HSA, either by changing the required equipment or by not ordering equipment listed on the BOM, a waiver of responsibility is required from Charter explaining the specific actions taken by Charter and relieving HSA of all responsibility for delays or lack of equipment that may adversely affect the technical launch. It will be the responsibility of Charter to set up a shipping account with a freight company that has been agreed upon by Charter and HSA so that all shipping charges incurred by Charter in-house systems, to include equipment and packing slips, can be directly billed to Charter.

         2.5.2 HSA will provide Charter with a complete Bill of Materials (BOM) as a result of the RF and IP Network Design. Charter will then immediately issue a purchase order to the appropriate vendors and will instruct these vendors to send equipment to the designated HSA facility that will perform the equipment configuration described below. It is Charter's responsibility to inform HSA when the BOM is processed and to track the equipment purchase and inform HSA's project manager of the expected equipment arrival date to HSA. If there are any delays as a result of capital approvals, vendor inventory issues, etc., it is Charter's responsibility to inform HSA and a revised launch date will be agreed upon.

2.6      EQUIPMENT CONFIGURATION AND TESTING

                  2.6.1 HSA personnel will carry out the specific equipment wiring, configuration, and cabinet installation instructions, and follow appropriate testing procedures to verify that the equipment to be sent to the site operates correctly. The process takes place at HSA facilities. Upon receipt of the equipment from the corresponding vendors, HSA personnel installs it on the corresponding racks, makes the appropriate power and data connections, configures the equipment, and performs exhaustive tests to ensure the proper configuration and operation of all the equipment. The fully configured set is then shipped to the appropriate location for final installation as described in the Site Coordination section described below.

         2.7      HEAD-END INSTALLATION

         HSA personnel will perform or hire qualified contractors to perform the following:

                  2.7.1 Installation Procedures. Each on-site installation will require specific steps and verifications as outlined below.

          1)    Receive and inventory equipment.
                HSA will provide a detailed shipping list of equipment for each site. Installation personnel or contractor must reconcile this list against received equipment and immediately notify HSA of any missing or damaged items.

          2)    Install Racks/Frames
                Shipping company personnel will remove the racks/frames from the special shipping crates and assist with physically moving the equipment to the final installation location and position. Installation personnel or contractor must complete installation by securing the rack/frame in a manner consistent with operator policy and practices.

          3)    Connect Power and Grounds
                Installation personnel or contractor shall complete all power connections including:
                a) connect the UPS to commercial power
                b) connect power management equipment to the UPS
                c) connect all individual equipment to the power management equipment as depicted in installation drawings. Installation personnel or contractor shall complete grounding/bonding of racks to operator grounding system. Ground cable shall be #6 or consistent with cable operator requirements, whichever is greater.

          4)    Complete Power Test of All Equipment
                Installation personnel or contractor shall complete powering test of all equipment to verify:
                a) operability
                b) control through power management equipment
                c) switch-over to UPS upon loss of commercial power
                d) auto-power-up after loss of total power and subsequent
                   restoration

          5)    Connect Backbone, Dial-Access and POTS Circuits
                Installation personnel or contractor shall complete connection and testing of backbone (IP) and dial-access circuits, if any, including:
                a) assemble necessary jumpers to reach from telco service
                   backboard to equipment racks
                b) connect circuits to CSU/DSU's and Dial-Access Platforms, if any, as appropriate
                c) after completing physical connections, contact HSAC
                   Deployment Engineering personnel to coordinate and assist with circuit testing
                d) record circuit id numbers and appropriate connections

          6) Complete Turn-up and Test of IP Equipment Installation contractor shall contact and assist HSAC Deployment Engineering to complete turnup and activation of all IP equipment including, but not limited to, routers, dial-access platforms, switches, servers, and power management consoles.

          7)    Complete Turn-up and Test of CMTS Equipment
                Installation personnel or contractor shall contact and assist HSAC Deployment Engineering to complete turnup and activation of all CMTS equipment including, but not limited to, cable modem termination system (CMTS) and associated up-converter(s).

          8)    Connect Forward/Downstream Signal to Cable Plant
                Installation personnel or contractor shall connect the output signal from the CMTS to the downstream combining system of the cable plant. Frequency allocation and signal levels shall be set according to Cable Operator's direction.

          9)    Connect Cable Return/Upstream Signal to Data Equipment:
                Installation personnel or contractor shall connect cable plant upstream returns to the CMTS. Frequency allocation and signal levels shall be set according to Cable Operator's direction.

          10) Complete As-Built Documentation Installation personnel or contractor shall complete as-built documentation with all connections, modifications, and installation parameters to accurately reflect the final installation configuration. Documentation shall be delivered to HSA Deployment Engineering and the Charter project manager who shall review completed head-end installation and as-built documentation and accept contracted work as complete

         2.8      MILESTONE MANAGEMENT

         Charter will manage each milestone of the technical deployment to ensure milestones are accomplished on time and in the proper sequence.

         Prior to commencing any Deployment Services, HSA will review the estimated cost to perform the above activities based on the Site Survey. If based on the complexity and size of the System, HSA cost will exceed the amounts quoted above. HSA will issue in writing revised cost estimates. If Charter accepts the revised quotes, Charter will issue a purchase order for the Deployment Services at the revised quotes prior to the commencement of any such services, except the Site Survey.

                                   EXHIBIT 3

                       LIST OF COMMITTED NETWORK SYSTEMS


                                CHARTER PIPELINE
                            NETWORK SERVICES SYSTEMS

Division   Region         System           Headend          State   Total Homes
========   ======         ======           =======          =====   ===========
Eastern    Southeast      Simpsonville     Greycourt        SC        73,164
Western    Central        Maryville        Maryville        IL        78,295
Eastern    Mid-Atlantic   Worcester        Chicopee         MA        51,826
Eastern    Mid-Atlantic   Worcester        Worcester        MA       163,289
================================================================================
================================================================================
Western    North Central  Janesville       Mazomaine        WI        26,032
Western    LA             San Luis Obispo  San Luis Obispo  CA        33,496
Western    North Central  Wausau           Stevens Pt       WI        41,012
Western    North Central  Fond du Lac      Sheboygan        WI        29,474
Western    North Central  Fon du Lac       Fon du Lac       WI       100,197
Eastern    SouthEast      Lincolnton       Hickory          NC        23,386
Eastern    Gulf States    Birmingham       Montevallo       AL        22,944
Eastern    Mid-Atlantic   Johnstown        Altoona          PA        51,030
Eastern    SouthEast      Hickory          Hickory          NC        91,068
Eastern    SouthEast      Lenoir           Hickory          NC         6,197
Western    LA             High Desert      Victorville      CA        46,750
Western    North Central  Janesville       Janesville       WI       112,930
Western    North Central  Clintonville     Clintonville     WI        25,282
Eastern    Mid-Atlantic   Parkersburg      Parkersburg      WV        67,589
Eastern    Gulf States    Birmingham       Gardendale       AL        53,029
Eastern    Gulf States    Birmingham       Mtn Brook        AL        31,278
Eastern    SouthEast      Waynesville      Waynesville      NC        20,422
Eastern    Gulf States    St. Tammany      Slidell          LA        64,227

Eastern    SouthEast      Black Mountain   Ashville         NC        10,840
Western    LA             Long Beach       Long Beach       CA       188,102
Eastern    North-East     Pepperell        Worcester        MA        37,763
Eastern    Mid-Atlantic   Charleston       Charleston       WV       102,323
Western    LA             West Sac         Davis            CA        45,119
Eastern    Mid-Atlantic   Beckley          Beckley          WV        52,565
Eastern    Gulf States    Birmingham       Sumiton/Monteval AL        20,389
Eastern    North-East     Belchertown      Chicopee         MA         5,640
Western    LA             Malibu           Long Beach       CA        24,000
Eastern    Gulf States    Birmingham       Jasper           AL        19,894

================================================================================
================================================================================
Eastern    Southeast      Gainesville      Gainesville      GA        42,198
Eastern    Southeast      Athens           Athens           GA        54,082
Eastern    Southeast      Asheville        Asheville        NC        42,115
Eastern    Southeast      Greenville       Spartanburg      SC       217,754
Eastern    Southeast      Gwinnett         Gwinnett         GA        91,200
Eastern    Mid-Atlantic   Johnstown        Johnstown        PA        46,480
Eastern    Mid-Atlantic   Bedford          Bedford          VA        11,829
Eastern    Mid-Atlantic   Radford          Radford          VA        11,913
Eastern    Mid-Atlantic   Charleston       Milton           WV        12,500
Eastern    Mid-Atlantic   Uniontown        Uniontown        PA        50,850
Eastern    Mid-Atlantic   Point Pleasant   Point Pleasant   WV        18,090
Eastern    Mid-Atlantic   Oak Hill         Oak Hill         WV        10,050
Eastern    Southeast      Boone            Boone            NC        33,793
Eastern    Southeast      Simpsonville     Anderson         SC        28,563

================================================================================
                                                                   2,390,969

                                   EXHIBIT 4

            FORM OF AMENDED AND RESTATED SECURITIES PURCHASE WARRANT

                                  See attached











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